                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                                      among

                                 UBIQUITEL INC.,

                          UBIQUITEL OPERATING COMPANY,

                                 VARIOUS BANKS,

                                    PARIBAS,

                                as Lead Arranger

                                       and

                                    PARIBAS,

                             as Administrative Agent

                                  $250,000,000

                        ---------------------------------

                           Dated as of March 31, 2000

                        ---------------------------------

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                                TABLE OF CONTENTS

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                                                                          ----

Section 1.  Amount and Terms of Credit.......................................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing.................................3
      1.03  Notice of Borrowing..............................................3
      1.04  Disbursement of Funds............................................4
      1.05  Notes............................................................5
      1.06  Conversions......................................................6
      1.07  Pro Rata Borrowings..............................................7
      1.08  Interest.........................................................7
      1.09  Interest Periods.................................................8
      1.10  Increased Costs, Illegality, etc................................10
      1.11  Compensation....................................................12
      1.12  Replacement of Banks............................................12
      1.13  Change of Lending Office........................................13

Section 2.  Letters of Credit...............................................13

      2.01  Letters of Credit...............................................13
      2.02  Minimum Stated Amount...........................................14
      2.03  Letter of Credit Requests.......................................15
      2.04  Letter of Credit Participations.................................15
      2.05  Agreement to Repay Letter of Credit Drawings....................17
      2.06  Increased Costs.................................................17

Section 3.  Fees; Reductions of Commitment..................................18

      3.01  Fees............................................................18
      3.02  Voluntary Termination of Unutilized Commitments.................19
      3.03  Mandatory Reduction of Commitments..............................20

Section 4.  Prepayments; Payments; Taxes....................................21

      4.01  Voluntary Prepayments...........................................21
      4.02  Mandatory Repayments and Commitment Reductions..................23
      4.03  Method and Place of Payment.....................................28
      4.04  Net Payments....................................................28

Section 5.  Conditions Precedent to Loans on the Initial Borrowing Date.....30

      5.01  Execution of Agreement; Notes...................................30
      5.02  Officer's Certificate...........................................30
      5.03  Opinions of Counse..............................................30


                                      (i)

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                                                                          ----

      5.04  Corporate Documents; Proceedings................................30
      5.05  Plans; Shareholders' Agreements; Management Agreements;
              Employment Agreements; Collective Bargaining Agreements;
              Debt Agreements; Affiliate Contracts; Tax Sharing Agreements
              and Material Contracts........................................31
      5.06  Consent and Agreement...........................................32
      5.07  Pledge Agreement................................................32
      5.08  Security Agreement..............................................33
      5.09  Material Adverse Change, etc....................................34
      5.10  Litigation......................................................34
      5.11  Fees, etc.......................................................34
      5.12  Solvency Certificate; Insurance Analyses........................34
      5.13  Approvals.......................................................35
      5.14  Financial Statements; Projections; Management Letter Reports....35
      5.15  Indebtedness....................................................36
      5.16  Equity Documents................................................36
      5.17  Landlord Waivers................................................36
      5.18  Sprint Agreements...............................................36
      5.19  Escrow Agreement................................................36
      5.20  Guaranty........................................................36
      5.21  Capital Structure...............................................37
      5.22  Consent Letter..................................................37
      5.23  B Term Loans....................................................37
      5.24  Leases..........................................................37
      5.25  Notes Financing.................................................37
      5.26  Equity Bridge Commitment........................................38
      5.27  Refinancing.....................................................38
      5.28  Cash Collateral Agreement.......................................39

Section 6.  Conditions Precedent to All Credit Events.......................39

      6.01  No Default; Representations and Warranties......................39
      6.02  Material Adverse Change, etc....................................39
      6.03  Litigation......................................................39
      6.04  Notice of Borrowing; Letter of Credit Request...................39
      6.05  Pro Forma Compliance............................................40
      6.06  Loan Proceeds...................................................40

Section 7.  Representations, Warranties and Agreements......................40

      7.01  Corporate Status................................................41
      7.02  Corporate or Company Power and Authority........................41
      7.03  No Violation....................................................41
      7.04  Governmental Approvals..........................................42
      7.05  Financial Statements; Financial Condition; Undisclosed
              Liabilities; Projections; etc.................................42
      7.06  LITIGATION......................................................43


                                      (ii)

                                                                          Page
                                                                          ----

      7.07  True and Complete Disclosure....................................43
      7.08  Use of Proceeds; Margin Regulations.............................43
      7.09  Tax Returns and Payments........................................44
      7.10  Compliance with ERISA...........................................44
      7.11  The Security Documents..........................................45
      7.12  Representations and Warranties in Documents.....................46
      7.13  Properties......................................................46
      7.14  Capitalization..................................................46
      7.15  Subsidiaries....................................................47
      7.16  Compliance with Statutes, etc...................................47
      7.17  Investment Company Act..........................................47
      7.18  Public Utility Holding Company Act..............................47
      7.19  Environmental Matters...........................................47
      7.20  Labor Relations.................................................48
      7.21  Patents, Licenses, Franchises and Formulas......................48
      7.22  Indebtedness....................................................49
      7.23  Restrictions on or Relating to Subsidiaries.....................49
      7.24  Special Purpose Corporation ....................................49
      7.25  The Transaction.................................................50
      7.26  Material Contracts..............................................50
      7.27  Senior Subordinated Notes.......................................50
      7.28  Preferred Stock Issuance........................................50
      7.29  Liabilities of Leases Subsidiary................................50
      7.30  Bridge Commitment...............................................51
      7.31  Sprint Management Agreement.....................................51
      7.32  Conversion......................................................51

Section 8.  Affirmative Covenants...........................................51

      8.01  Information Covenants...........................................51
      8.02  Books, Records and Inspections..................................54
      8.03  Maintenance of Property, Insurance..............................54
      8.04  Corporate Franchises............................................55
      8.05  Compliance with Statutes, etc...................................55
      8.06  Compliance with Environmental Laws..............................55
      8.07  ERISA...........................................................56
      8.08  End of Fiscal Years; Fiscal Quarters............................57
      8.09  Performance of Obligations......................................57
      8.10  Payment of Taxes................................................57
      8.11  Interest Rate Protection........................................58
      8.12  Use of Proceeds.................................................58
      8.13  UCC Searches....................................................58
      8.14  Intellectual Property Rights....................................58
      8.15  Approvals.......................................................58
      8.16  Registry........................................................59


                                     (iii)

                                                                          Page
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      8.17  Further Actions.................................................59
      8.18  Concentration Account...........................................60
      8.19  Ownership of Subsidiaries.......................................60
      8.20  Certain Transactions............................................60

Section 9.  Negative Covenants..............................................62

      9.01  Liens...........................................................62
      9.02  Consolidation, Merger, Purchase or Sale of Assets, etc..........63
      9.03  Dividends.......................................................64
      9.04  Leases..........................................................65
      9.05  Indebtedness....................................................65
      9.06  Advances, Investments and Loans.................................66
      9.07  Transactions with Affiliates....................................67
      9.08  Capital Expenditures............................................68
      9.09  Fixed Charge Coverage Ratio.....................................68
      9.10  Interest Coverage Ratio.........................................69
      9.11  Total Capital Ratios............................................69
      9.12  Minimum Covered POPS............................................70
      9.13  Leverage Ratios.................................................70
      9.14  Minimum Revenues................................................72
      9.15  Minimum Subscribers.............................................73
      9.16  Limitation on Voluntary Payments and Modification;
              Limitation on Modifications of Certificate of Incorporation, By-Laws Certificate of Limited Partnership, Agreement of
              Limited Partnership and Certain Other Agreements; etc.........73
      9.17  Limitation on Certain Restrictions on Subsidiaries..............74
      9.18  Limitation on Issuance of Equity Interests......................74
      9.19  Business........................................................75
      9.20  Limitation on Creation of Subsidiaries..........................75
      9.21  Concentration Account...........................................75
      9.22  Sprint Agreements...............................................75
      9.23  Limitations on Leases Subsidiary................................75

Section 10.  Events of Default..............................................75

      10.01  Payments.......................................................76
      10.02  Representations, etc...........................................76
      10.03  Covenants......................................................76
      10.04  Default Under Other Agreements.................................76
      10.05  Bankruptcy, etc................................................76
      10.06  ERISA..........................................................77
      10.07  Security Documents.............................................78
      10.08  Judgments......................................................78
      10.09  Sprint Agreements..............................................78
      10.10  Change in Control..............................................78


                                      (iv)

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Section 11.  Definitions and Accounting Terms...............................79

      11.01  Defined Terms..................................................79

Section 12.  The Administrative Agent......................................107

      12.01  Appointment...................................................107
      12.02  Nature of Duties..............................................108
      12.03  Lack of Reliance on the Administrative Agent..................108
      12.04  Certain Rights of the Administrative Agent....................108
      12.05  Reliance......................................................109
      12.06  Indemnification...............................................109
      12.07  The Administrative Agent in Its Individual Capacity...........109
      12.08  Holders.......................................................109
      12.09  Resignation by the Administrative Agent.......................110
      12.10  Special Provisions Regarding the Lead Arranger................110

Section 13.  Miscellaneous.................................................110

      13.01  Payment of Expenses, etc......................................110
      13.02  Right of Setoff...............................................111
      13.03  Notices.......................................................112
      13.04  Benefit of Agreement..........................................112
      13.05  No Waiver; Remedies Cumulative................................113
      13.06  Payments Pro Rata.............................................114
      13.07  Calculations; Computations....................................114
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
               WAIVER OF JURY TRIAL........................................114
      13.09  Counterparts..................................................115
      13.10  Effectiveness.................................................115
      13.11  Headings Descriptive..........................................116
      13.12  Amendment or Waiver...........................................116
      13.13  Survival......................................................117
      13.14  Domicile of Loans.............................................117
      13.15  Post-Closing Obligations......................................118
      13.16  Sprint Spectrum L.P.'s Purchase Rights........................118
      13.17  Existing Paribas Credit Agreement.............................118

SCHEDULE I        Commitments
SCHEDULE II       Insurance
SCHEDULE III      Financial Statements
SCHEDULE IV       Projections
SCHEDULE V        Real Property
SCHEDULE VI       ERISA
SCHEDULE VII      Capitalization
SCHEDULE VIII     Material Contracts


                                      (v)

SCHEDULE IX       Existing Liens
SCHEDULE X        Affiliate Transactions

EXHIBIT A-1       Notice of Borrowing
EXHIBIT A-2       Notice of Conversion
EXHIBIT B-1       A Term Note
EXHIBIT B-2       B Term Note
EXHIBIT B-3       Revolving Note
EXHIBIT B-4       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D         Section 4 04(b)(ii) Certificate
EXHIBIT E         Form of Opinion of Greenberg Traurig
EXHIBIT F         Officers' Certificate of Credit Parties
EXHIBIT G         Pledge Agreement
EXHIBIT H         Security Agreement
EXHIBIT I         Consent Letter
EXHIBIT J         Bank Assignment and Assumption Agreement
EXHIBIT K         Solvency Certificate
EXHIBIT L         Consent and Agreement
EXHIBIT M         Cash Collateral Agreement
EXHIBIT N         Escrow Agreement
EXHIBIT O         Guaranty


                                      (vi)

            CREDIT AGREEMENT, dated as of March 31, 2000, among UBIQUITEL INC., a Delaware corporation ("Holdings"), UBIQUITEL OPERATING COMPANY, a Delaware corporation (the "Borrower"), the financial institutions party hereto from time to time (each a "Bank" and, collectively, the "Banks"), PARIBAS, as lead arranger (the "Lead Arranger") and PARIBAS, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H :
                               - - - - - - - - - -

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            Section 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make, at any time and from time to time on and after the Initial Borrowing Date and on or prior to the A Term Loan Commitment Termination Date, a term loan or term loans (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Borrower, which A Term Loans (i) shall, at the option of Borrower, be Base Rate Loans or Eurodollar Loans; provided that (x) except as otherwise specifically provided in Section 1.10(b), all A Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the A Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) or 3.03(b)(ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii) or 3.03(b)(iv)). Once repaid, A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "B Term Loan" and, collectively, the "B Term Loans") to the Borrower, which B Term Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that (x) except or otherwise specifically provided in Section 1.10(b), all B Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date and (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) or 3.03(c)(ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(iii)). Once repaid, B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees at any time and from time to time after the date on which the Total A Term Loan Commitment has been reduced to zero and prior to the Revolving Loan Maturity Date, to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof and (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (II) the aggregate principal amount of all Swingline Loans then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), equals the Revolving Loan Commitment of such Bank at such time.

            (d) Subject to and upon the terms and conditions herein set forth, the Swingline Bank agrees to make at any time and from time to time after the date on which the Total Term Loan Commitment has been reduced to zero and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each a "Swingline Loan," and collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans), an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. The Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Banks, (iii) the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist or (iv) the consent of the Required Banks to make Swingline Loans notwithstanding the existence of such Default or Event of Default.

            (e) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans, provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10, in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks with a Revolving Loan Commitment (without giving effect to any terminations and/or reductions thereto pursuant to the last paragraph of Section
10) pro rata on the basis of their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank (without recourse or warranty) such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided that
(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing under a Facility hereunder shall not be less than the Minimum Borrowing Amount for such Facility and, if greater, shall be in integral multiples of $1,000,000 in the case of all Loans (other than Swingline Loans) and $100,000 in the case of Swingline Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 11:00 a.m. (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing,
(ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans or Revolving Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Any notice received after 11:00 a.m. (New York time) shall be deemed to be received on the next succeeding Business Day. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 11:00 a.m. (New York time) on the date that the Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

            (ii) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the respective Issuing Bank (in the case of Letters of Credit) or the Swingline Bank, as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of telephonic notice believed by the Administrative Agent, the respective Issuing Bank (in the case of Letters of Credit) or the Swingline Bank, as the case may be, in good faith to be from the Chief Executive Officer/President, the Chief Financial Officer or Controller of the Borrower. In each such case, the Administrative Agent's, such Issuing Bank's or the Swingline Bank's record of the terms of such telephonic notice shall be conclusive absent manifest error.

            (iii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(e).

            1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 1.03(b)(i)) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in

Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified in writing by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight federal funds and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The A Term Note issued to each Bank with an A Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the

A Term Loan Commitment of such Bank on the Initial Borrowing Date and be payable in the principal amount of the A Term Loan evidenced thereby, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

            (c) The B Term Note issued to each Bank with a B Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the B Term Loans made by such Bank on the Initial Borrowing Date and be payable in the principal amount of the B Term Loans evidenced thereby, (iv) mature on the B Term Loan Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

            (d) The Revolving Note issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

            (e) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents.

            (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or the making of an incorrect notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion at least equal to the applicable Minimum Borrowing Amount for such Tranche of the outstanding principal amount of the Loans (other than Swingline Loans, which may not be converted pursuant to this Section 1.06), made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing or Borrowings (of the same Tranche) of the other Type of Loan; provided that:

            (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for such Tranche applicable thereto;

            (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion;

            (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02; and

            (iv) prior to the Syndication Termination Date, no Loan may be converted into Eurodollar Loans.

Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") which notice shall be in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be incurred from the Banks pro rata on the basis of their respective A Term Loan Commitments, B Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred by the Borrower from the Banks pro rata on the basis of their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) of such Base Rate

Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans. Interest which accrues under this
Section 1.08(c) shall be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Day, (ii) in respect of each Eurodollar Loan on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for the Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            (f) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

            1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 a.m. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that:

            (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche;

            (vi) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

            (vii) no Interest Period in respect of any Borrowing of A Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such A Term Loans will be required to be made under Section 4.02(A)(b) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A Term Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of such A Term Loans then outstanding less the aggregate amount of such required prepayment;

            (viii) no Interest Period in respect of any Borrowing of B Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such B Term Loans will be required to be made pursuant to Section 4.02(A)(c) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of B Term Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of B Term Loans then outstanding less the aggregate amount of such required prepayment; and

            (ix) no Interest Period may be selected prior to the Syndication Termination Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above or a Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (if by telephone, promptly confirmed in writing) to the Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing or conversion, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the

Administrative Agent), which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10 or as a result of the replacement of a Bank pursuant to Section 1.12 or 13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section, and a Bank's calculations of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.12 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) if any Bank (other than the Administrative Agent) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 13.12(b) or (z) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Bank (other than the Administrative Agent) which results in such Bank charging to the Borrower increased costs in an amount materially in excess of those being charged by the other Banks, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with any other Bank or with one or more Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank or shall be in default in its obligations to make Loans or fund Unpaid Drawings at the time of such replacement (collectively, the "Replacement Banks") reasonably acceptable to the Administrative Agent, the Swingline Bank and each Issuing Bank with outstanding Letters of Credit (unless the respective Replacement Bank is not acquiring any Revolving Loan Commitment); provided that:

            (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said
      Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, and (B) an amount equal to such Replaced Bank's Percentage of all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section
      3.01 hereof, (y) the Issuing Bank or Banks an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank an amount equal to such Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

            (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 8.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder with respect to the Loans and Commitments so transferred, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank, and the Percentages of the Banks shall be automatically adjusted at such time to the extent necessary to give effect to such replacement.

            1.13 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.06 or 4.04.

            Section 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request any Issuing Bank at any time and from time to time after the date on which the Total Term Loan Commitment has been reduced to zero and prior to the tenth Business Day immediately preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of said L/C Supportable Indebtedness (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

            (b) Each Issuing Bank (other than Paribas) may agree in its sole discretion and Paribas hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time after the date on which the Total Term Loan Commitment has been reduced to zero and prior to the tenth Business Day immediately preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

            (ii) such Issuing Bank shall have received a notice of the type described in the second sentence of Section 2.03(b) from any Bank prior to the issuance of such Letter of Credit; or

            (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid

Drawings which are repaid on the date of, prior to the issuance of, the respective Letter of Credit) at such time, would exceed (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and Swingline Loans then outstanding, the Total Revolving Loan Commitment then in effect (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, if agreed by, and on terms acceptable to, the Issuing Bank) and (y) the tenth Business Day immediately preceding the Revolving Loan Maturity Date.

            2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $1,000,000 or such lesser amount as is acceptable to the Issuing Bank.

            2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least 10 Business Days' (or such shorter period as is acceptable to the respective Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in
Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the respective Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any Bank, any Participant or any other Person.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight federal funds rate. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus 4-3/4% in each case with such interest to be payable on demand.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

            2.06 Increased Costs. If at any time after the date hereof any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such Issuing Bank or any Participant, or any corporation controlling such Person, with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by any Participant, or (ii) impose on such Issuing Bank or any Participant, or any corporation controlling such Person, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Such Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

            Section 3. Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank with an A Term Loan Commitment or a Revolving Loan Commitment a commitment commission (the "AR Commitment Commission") for the period from and including the Effective Date to and excluding the later of (x) the date on which the Total A Term Loan Commitment has been terminated in full and (y) the Revolving Loan Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage per annum on the daily average Aggregate Unutilized Commitment of such Bank. Accrued AR Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the later of (x) the date on which the Total A Term Loan Commitment has been terminated in full and (y) the Revolving Loan Maturity Date (or such earlier date upon which the Total Commitment is terminated).

            (b) The Borrower agrees to pay the Administrative Agent for distribution to each Bank with a B Term Loan Commitment a commitment commission (the "B Commitment Commission") for the period from and including the Effective Date to and excluding the date on which the Total B Term Loan Commitment has been terminated in full, computed at a rate for each day equal to the Applicable Margin for B Term Loans maintained as Eurodollar Loans on the Total B Term Loan Commitment. Accrued B Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Total B Term Loan Commitment has been terminated in full.

            (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $1,000. Accrued Facing Fees shall be due and payable quarterly in arrears to the Issuing Bank in respect of each Letter of Credit issued by it on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

            (d) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans which are Eurodollar Loans of the daily average Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the Banks on the basis of the respective Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which to Total Revolving Loan Commitment is terminated).

            (e) The Borrower hereby agrees to pay in immediately available funds directly to the Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by the Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Issuing Bank is customarily charging for issuances of, drawings under (including wire charges) or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Borrower and the Issuing Bank.

            (f) The Borrower shall pay to the Administrative Agent when and as due, for its own account, such fees as may be agreed to in writing from time to time between the Borrower and the Administrative Agent.

            (g) All computations of Fees shall be made in accordance with
Section 13.07(b).

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least five Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) and at the end of any applicable Interest Period, the Borrower shall have the right, without premium or penalty, to terminate the Total A Term Loan Commitment, the Total B Term Loan Commitment or the Total Unutilized Revolving Loan Commitment in whole or in part; provided that (i) each such reduction shall apply proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment and (ii) any partial reduction pursuant to this Section
3.02 shall be in an aggregate principal amount of at least $5,000,000 and, if greater, in integral multiples of at least $1,000,000.

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, so long as no Default or Event of Default has occurred and is continuing, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate all of the Revolving Loan Commitment and/or the A Term Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrower shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's applicable Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Borrower hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to act as a Bank with respect to Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications and similar provisions under this Agreement, which shall survive as to such repaid Bank.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the A Term Loan Commitment, the B Term Loan Commitment and the Revolving Loan Commitment of each Bank with such a Commitment) shall terminate on June 30, 2000 unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank with such a Commitment) shall (i) be reduced on each date on which a Borrowing of A Term Loans is effected by an amount equal to the amount of such Borrowing of A Term Loans made on such date, (ii) terminate in its entirety on the A Term Loan Commitment Termination

Date (after giving effect to the making of the A Term Loans on such date), (iii) prior to the termination of the Total A Term Loan Commitment as provided in clause (ii) above, be reduced from time to time to the extent required by
Section 4.02 and (iv) be reduced on each A Term Loan Commitment Required Reduction Date by the amount by which the Required A Term Loan Drawdown Amount for such date exceeds the aggregate principal amount of A Term Loans then outstanding on such date.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank with such a Commitment) shall (i) be reduced on each date on which a Borrowing of B Term Loans is effected by an amount equal to the amount of such Borrowing of B Term Loans made on such date, (ii) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the B Term Loans on such date) and (iii) prior to the termination of the Total B Term Loan Commitment as provided in clause (ii) above, be reduced from time to time to the extent required by Section 4.02.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall be permanently reduced by the amount set forth opposite each date set forth below (to the extent any day set forth below is not a Business Day then the required date of the commitment reduction shall be the immediately preceding Business
Day):

            Revolving Loan Commitment Reduction Date    Amount
            ----------------------------------------    ------

            December 31, 2005                          $6,875,000
            March 31, 2006                              6,875,000
            June 30, 2006                               6,875,000
            September 30, 2006                          6,875,000
            December 31, 2006                           6,875,000

            March 31, 2007                              6,875,000
            June 30, 2007                               6,875,000
            September 30, 2007                          6,875,000

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank with such a Commitment) shall be reduced at the time any payment is required to be made on the principal amount of Term Loans (or would be required to be made of Term Loans then outstanding) pursuant to Section 4.02(B)(a), by an amount equal to the maximum amount of Term Loans that would be required to be repaid pursuant to Section 4.02(B)(a) assuming that Term Loans were outstanding in an aggregate principal amount equal to the Total Term Loan Commitment.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall be reduced at the time any payment is required to be made on the principal amount of Revolving Loans (or would be required to be made if Revolving Loans were then outstanding) pursuant to Section 4.02(B)(a), by an amount equal to the maximum amount of Revolving Loans that would be required to be repaid pursuant to
Section 4.02(B)(a) assuming that Revolving Loans were outstanding in an aggregate principal amount equal to the Total Revolving Loan Commitment.

            (g) Each reduction to the Total A Term Loan Commitment, Total B Term Loan Commitment and the Total Revolving Loan Commitment, pursuant to this
Section 3.03 shall be applied proportionately to reduce the A Term Loan Commitment, B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

            Section 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent prior to 11:00 a.m. (New York time) at its Notice Office at least five Business Days' prior written notice (and on the date of such prepayment in the case of Swingline Loans) of its intent to prepay the Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

            (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000 and, if greater, in integral multiples of $1,000,000, in the case of all Loans (other than Swingline Loans), and $100,000, in the case of Swingline Loans; provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount;

            (iii) no prepayments of Eurodollar Loans made pursuant to this
      Section 4.01 may be made on a day other than the last day of an Interest Period applicable thereto;

            (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;

            (v) each prepayment of A Term Loans or B Term Loans pursuant to this
      Section 4.01 must consist of a prepayment of A Term Loans (in an amount equal to the A

      TL Percentage of such prepayment) and B Term Loans (in an amount equal to the B TL Percentage of such prepayment) on a pro rata basis; and

            (vi) each prepayment of A Term Loans and B Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche being repaid on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayments).

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, so long as no Default or Event of Default has occurred and is continuing, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank with a Revolving Loan Commitment pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(a) (at which time Schedule I shall be deemed modified to reflect the changed Commitments), and (B) in the case of the repayment of A Term Loans or B Term Loans of any Bank the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

            4.02 Mandatory Repayments and Commitment Reductions.

            (A) Requirements:

            (a) On any day on which the sum of (x) the aggregate outstanding principal amount of the Revolving Loans, (y) the aggregate amount of all Swingline Loans and (z) Letter of Credit Outstandings at such time, exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay the principal of Swingline Loans and after the Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at its Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder with respect to the Letter of Credit Outstandings in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Administrative Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent (the "Letter of Credit Cash Collateral Account").

            (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to repay on each date set forth below (to the extent any day set forth below is not a Business Day then the required date of repayment shall be the immediately preceding Business Day) A Term Loans, to the extent then outstanding, in an amount equal to that percentage as is set forth opposite such date multiplied by the aggregate principal amount of the A Term Loans (the "Tranche A Reference Amount") outstanding on the A Term Loan Commitment Termination Date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A Term Loan Repayment"):

                                                      Percentage of
                                                      -------------
                                                        Tranche A
                                                        ---------
            Scheduled A Term Loan Repayment Date    Reference Amount
            ------------------------------------    ----------------

            June 30, 2004                                2.0833%
            September 30, 2004                           2.0833
            December 31, 2004                            2.0833

            March 31, 2005                               2.0833
            June 30, 2005                                3.1250
            September 30, 2005                           3.1250
            December 31, 2005                            3.1250

            March 31, 2006                               3.1250
            June 30, 2006                                13.5417
            September 30, 2006                           13.5417
            December 31, 2006                            13.5417

            March 31, 2007                               13.5417
            June 30, 2007                                12.50
            September 30, 2007                           12.50

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), the Borrower shall be required to repay on each date set forth below the principal amount of B Term Loans, to the extent then outstanding, set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled B Term Loan Repayment"):

            Scheduled B Term Loan Repayment Date        Amount
            ------------------------------------        ------

            June 30, 2004                                 $187,500
            September 30, 2004                             187,500
            December 31, 2004                              187,500

            March 31, 2005                                 187,500
            June 30, 2005                                  187,500
            September 30, 2005                             187,500
            December 31, 2005                              187,500

            March 31, 2006                                 187,500
            June 30, 2006                                  187,500
            September 30, 2006                             187,500
            December 31, 2006                              187,500

            March 31, 2007                                 187,500
            June 30, 2007                                2,812,500
            September 30, 2007                           2,812,500
            December 31, 2007                            2,812,500

            March 31, 2008                               2,812,500
            June 30, 2008                               30,750,000
            September 30, 2008                          30,750,000

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the date of the receipt thereof by the Borrower, Holdings or any of their respective Subsidiaries, an amount equal to:

            (i) 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of the Borrower, Holdings or any of their respective Subsidiaries by Holdings or any of its Subsidiaries (excluding the Equity Financing or the Bridge Refinancing), and

            (ii) 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by the Borrower, Holdings or any of their respective Subsidiaries (other than Indebtedness permitted by Section 9.05 as said Section is in effect on the Effective Date, including, without limitation, the Senior Subordinated Discount Notes Financing),

shall be applied as provided in Section 4.02(B).

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, no later than 90 days after the last day of each fiscal year of Holdings, an amount equal to 50% of Excess Cash Flow of the Borrower, Holdings and its Subsidiaries for the relevant Excess Cash Flow Payment Period shall be applied as provided in Section 4.02(B).

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which the Borrower, Holdings or any of their respective Subsidiaries receives cash proceeds from any sale of assets or other dispositions (including capital stock and partnership interests and securities other than capital stock and partnership interests the proceeds from the sale of which is recaptured under Section 4.02(A)(d), but excluding (1) sales of inventory in the ordinary course of business and (2) the sale of obsolete, worn-out or uneconomic equipment so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (2) does not exceed $1,000,000 in the aggregate for all such asset sales in any fiscal year of the Borrower), an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as provided in Section 4.02(B). If the Borrower is required to apply any portion of asset sale proceeds to prepay or offer to prepay Indebtedness evidenced by the Senior Subordinated Discount Notes or, the Bridge Financing and Bridge Refinancing (under the terms of the documentation relating thereto), then notwithstanding anything contained in this Agreement to the contrary the Borrower shall apply such asset sale proceeds as provided in Section 4.02(B).

            (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date of the receipt thereof by the Borrower, Holdings or any of their respective Subsidiaries, an amount equal to 100% of the cash proceeds of any Recovery Event (net of reasonable costs incurred in connection with such Recovery Event (including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by the Borrower, Holdings or any of their respective Subsidiaries)) shall be applied as provided in Section 4.02(B); provided that such proceeds not in excess of $1,000,000 in the aggregate for all Recovery Events occurring during one fiscal year of the Borrower shall not be required to be so applied on such date to the extent that the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds not so applied pursuant to Section 4.02(B) are not so used within the period specified in the proviso, such remaining portion shall be applied on the last day of such specified period as provided in Section 4.02(B).

            (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of a Tranche shall be repaid in full on the Maturity Date for such Tranche.

            (B) Application:

            (a) Each mandatory repayment of Loans pursuant to Section 4.02(A)(d) through (g), inclusive, shall be applied:

            (i) first, to prepay the principal of outstanding A Term Loans and B Term Loans (or if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total A Term Loan Commitment and the Total B Term Loan Commitment (it being understood and agreed that the amount of such reductions shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(i) even though cash is not actually applied)) on a pro rata basis, with the A Term Facility to receive the A TL

      Percentage and the B Term Facility to receive the B TL Percentage, in each case of the total amount to be applied as a mandatory repayment of A Term Loans and B Term Loans (or mandatory reductions to the Total A Term Loan Commitment and Total B Term Loan Commitment) pursuant to this Section 4.02(B), and which prepayments of A Term Loans and B Term Loans (or mandatory reductions to the Total A Term Loan Commitment and Total B Term Loan Commitment) shall be applied to reduce the then remaining Scheduled A Term Loan Repayments and Scheduled B Term Loan Repayments on a pro rata basis (based on the then remaining amounts of such Schedule A Term Loan Repayments and Scheduled B Term Loan Repayments);

            (ii) second, to reduce the Total A Term Loan Commitment (it being understood and agreed that the amount of such reduction shall be deemed to be an application of proceeds for purposes of this Section 4.02(B)(a)(ii) even though cash is not actually applied);

            (iii) third, to prepay the principal of outstanding Swingline Loans with a corresponding reduction to the Total Revolving Loan Commitment;

            (iv) fourth, to prepay the principal of outstanding Revolving Loans with a corresponding reduction to the Total Revolving Loan Commitment;

            (v) fifth, to cash collateralize Letter of Credit Outstandings by depositing cash in the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Outstandings (it being understood that the Total Revolving Loan Commitment shall be reduced by the amount of cash collateral required to be deposited by this clause (v)); and

            (vi) sixth, to reduce the remaining Total Revolving Loan Commitment (after giving effect to any reductions thereto pursuant to the application of preceding clauses (iii)-(v)), with the amount of such reduction to be deemed to be an application of proceeds for the purposes of this Section 4.02(B)(a) even though cash is not actually applied.

            (b) Notwithstanding anything to the contrary contained in this
Section 4.02 or elsewhere in this Agreement, so long as A Term Loans are then outstanding, each Bank with outstanding B Term Loans shall have the option to waive receipt of all or any portion of a mandatory repayment of B Term Loans required pursuant to this Section 4.02 and allocable to such Bank. In the event any such Bank desires to waive such Bank's right to receive any such mandatory repayment, in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business five Business Days prior to such repayment, which notice shall also include the amounts such Bank desires to receive in respect of such repayment, if any. In the event that any such Bank waives all or part of such right to receive any such mandatory repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the then outstanding A Term Loans.

            (c) Notwithstanding anything to the contrary contained in this
Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), the Borrower shall have the option, in its sole discretion, to give the Banks with outstanding A Term Loans or B Term Loans the option to waive a mandatory repayment of such Loans pursuant to Section 4.02, in each case, upon the terms and provisions set forth in this Section 4.02. If the Borrower elects to exercise the option referred to in the preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the Banks the right to waive a mandatory repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Banks with outstanding A Term Loans or B Term Loans (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Revolving Loans). The Borrower's offer to permit such Banks to waive any such mandatory repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding A Term Loans or B Term Loans. In the event any such Bank desires to waive such Bank's right to receive any such mandatory repayment, in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such mandatory repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the A Term Loans, so long as such A Term Loans are outstanding, as set forth in clause (b) above, and if no such A Term Loans shall be outstanding, to the Revolving Loans, Total A Term Loan Commitment and other Loans and Commitments in accordance with Section 4.02(B) as if there were no A Term Loans or B Term Loans outstanding.

            (d) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder, or by the Borrower under any Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty), Form W-8 BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            Section 5. Conditions Precedent to Loans on the Initial Borrowing Date. The obligation of each Bank to make Loans on the Initial Borrowing Date is subject at the time of such Loan to the satisfaction of the following conditions:

            5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the

Administrative Agent for the account of each of the Banks the appropriate A Term Note, B Term Note or Revolving Note executed by the Borrower and for the account of the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by the Chief Executive Officer, President or Chief Financial Officer or any Vice President of the Borrower, stating that all of the conditions in Sections 5.09, 5.10, 5.13, 5.14, 5.15, 5.16, 5.18(i) and (iii), 5.23, 5.24, 5.25, 5.26, 5.27, 5.28(a), 6.01, 6.02,
6.03, 6.05 and 6.06 have been satisfied on such date; provided the certificate shall not be required to certify as to the acceptability of any items to the Administrative Agent and/or the Banks or as to whether the Administrative Agent and/or the Banks are satisfied with any of the matters described in said Sections.

            5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from: (i) Greenberg Traurig, counsel to the Borrower, Holdings and their respective Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and
(ii) if requested by the Administrative Agent, local counsel (satisfactory to the Administrative Agent), legal opinions addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the perfection and priority of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent or the Required Banks shall request, with such legal opinions to be in form and substance satisfactory to the Required Banks.

            5.04 Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the Chief Executive Officer, President, Chief Financial Officer, President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions or, consents or similar evidence of authority of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent and the Required Banks in their sole discretion.

            (b) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent or the Required Banks may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.05 Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax Sharing Agreements and Material Contracts. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies, certified as true and complete by an appropriate officer of Holdings of:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of any Credit Party or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of any Credit Party or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements entered into by any Credit Party governing the terms and relative rights of its capital stock (including, without limitation, the Existing Shareholders Agreement) and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

            (iii) all agreements entered into by any Credit Party governing the terms and relative rights of its partnership interests and any agreements entered into by the partners relating to any such entity with respect to their partnership interests (collectively, the "Partnership Agreements");

            (iv) all agreements with members of, or with respect, to the management of any Credit Party other than Employment Agreements (collectively, the "Management Agreements");

            (v) any employment agreements entered into by any Credit Party with an officer or director of any Credit Party (collectively, the "Employment Agreements");

            (vi) all collective bargaining agreements applying or relating to any employee of any Credit Party (collectively, the "Collective Bargaining Agreements");

            (vii) all agreements evidencing or relating to Indebtedness of any Credit Party whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements");

            (viii) all tax sharing, tax allocation and other similar agreements entered into by any Credit Party (collectively, the "Tax Sharing Agreements");

            (ix) all contracts, agreements or understandings entered into between any Credit Party on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts");

            (x) all material contracts and licenses of any Credit Party, that are to remain in effect after giving effect to the consummation of the Transaction, including, without limitation, each Sprint Agreement (collectively, the "Material Contracts");

            (xi) all Equity Financing Documents; and

            (xii) all Sprint Agreements.

all of which Employee Benefit Plans, Shareholders' Agreements, Partnership Agreements Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

            5.06 Consent and Agreement. On or prior to the Initial Borrowing Date, (i) the Consent and Agreement shall have been executed and delivered and be in full force and effect, (ii) there shall have been delivered to the Administrative Agent true and correct copies of the Consent and Agreement and
(iii) all terms and provisions of the Consent and Agreement shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall not have been amended without the consent of the Administrative Agent and the Required Banks.

            5.07 Pledge Agreement. (a) On the Initial Borrowing Date, each Credit Party (other than the Leases Subsidiary) shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated irrevocable stock powers in the case of capital stock, or other securities, as the case may be, constituting Pledge Agreement Collateral or other acceptable instruments of transfer and:

            (i) evidence that all other actions necessary or, in the reasonable opinion of counsel to the Administrative Agent, appropriate to perfect and protect the first priority security interest created by the Pledge Agreement have been taken;

            (ii) acknowledgment copies of all UCC-l financing statements filed, registered or recorded (or other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements necessary and advisable to perfect the security interest of the Secured Creditors);

            (iii) consents and/or acknowledgments from the requisite persons to permit the granting of the security interests purported to be granted pursuant to the Pledge Agreement as the Administrative Agent shall have reasonably requested; and

            (iv) copies of lien and judgment searches as the Administrative Agent shall reasonably request (and such termination statements or other documents as may be necessary to release any Lien in favor of any third party not otherwise permitted by Section 9.01).

            5.08 Security Agreement. On the Initial Borrowing Date, each Credit Party (other than the Leases Subsidiary) shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, together with:

            (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all judgment liens, tax liens or effective financing statements that name Holdings or any of its Subsidiaries, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause
      (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

            (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

            5.09 Material Adverse Change, etc. Since December 31, 1999, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Administrative Agent and the Banks under this Agreement or any other Credit Document, (b) could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole (including, without limitation, the loss of any Sprint Agreement) or (c) indicates the inaccuracy in any material respect of the information previously provided to the Administrative Agent or the Banks (taken as a whole) in connection with their analysis of the transactions contemplated hereby or indicates that the information previously provided omitted to disclose any material information.

            5.10 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which the Administrative Agent or Required Banks shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole (it being understood that solely with respect to the Initial Borrowing Date, the existence of the litigation initiated by Eli Bakovsky and currently pending against Holdings in the Superior Court of New Jersey (Civil Division - Bergen County) (the "Bakovsky Litigation"), in its current status, shall not be deemed to have such a material adverse effect; provided, that if a judgment in the amount of $1,000,000 or more is entered in connection with the Bakovsky Litigation or Holdings or any of its Subsidiaries shall have paid compensation or entered into a settlement with respect to such litigation in an amount of $1,000,000 or more, such event shall be deemed to have such a material adverse effect).

            5.11 Fees, etc. On each of the Effective Date and on or prior to the Initial Borrowing Date, the Borrower shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Administrative Agent.

            5.12 Solvency Certificate; Insurance Analyses. On the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent and the Banks: (i) a certificate from the chief financial officer of Holdings, in the form of Exhibit K hereto, supporting the conclusions that after giving effect to the Transaction and the incurrence of all financings contemplated herein that each Credit Party, and all Credit Parties taken as a whole, as the case may be, are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due and (ii) evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule II) of insurance, complying with the requirements of Section 8.03, with respect to the business and properties of the Borrower, Holdings and their respective Subsidiaries, in scope, form and substance satisfactory to the Administrative Agent and the Required Banks and naming each of the Collateral Agent, the Administrative Agent and the Banks as an additional insured and the Collateral Agent as loss payee and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

            5.13 Approvals. All necessary governmental and third party approvals in connection with the Transaction (other than the Public Offering) and the transactions contemplated by the Documents and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of the Administrative Agent or the Required Banks, adverse conditions upon the consummation of the Transaction (other than the Public Offering) or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

            5.14 Financial Statements; Projections; Management Letter Reports.
(a) On or prior to the Initial Borrowing Date, the Banks shall have received the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of Holdings as at the Initial Borrowing Date, which financial statements shall be prepared in accordance with generally accepted accounting principles consistent with past practices and shall be in form and substance satisfactory to the Administrative Agent and the Required Banks, and shall not disclose any material adverse differences in the business, properties, assets, liabilities (contingent or otherwise), results of operations, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole from that previously disclosed to the Administrative Agent and the Required Banks.

            (b) On the Initial Borrowing Date, the Banks shall have received detailed consolidated financial projections, certified by the Chief Financial Officer of Holdings, for Holdings and its Subsidiaries, which include the projected results of Holdings, after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on the Initial Borrowing Date and ending after the B Term Loan Maturity Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by Holdings following the Initial Borrowing Date, shall be satisfactory in form and substance to the Administrative Agent and the Required Banks and shall be as set forth on Schedule IV hereto.

            (c) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received a copy of any "management letter" received by the Borrower, Holdings or any of their respective Subsidiaries from its certified public accountants.

            5.15 Indebtedness. On the Initial Borrowing Date and after giving effect to the Loans incurred on the Initial Borrowing Date and the other transactions contemplated hereby, neither the Borrower, Holdings nor any of their respective Subsidiaries shall have any Indebtedness or preferred stock outstanding except for the Loans, the Senior Subordinated Discount Notes or Senior Subordinated Bridge Notes, as applicable, and the Preferred Stock.

            5.16 Equity Documents. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Equity Financing Documents relating to the Private Placement Financing and the Preferred Stock Issuance and all of the terms and conditions of such Equity Financing Documents (including, without limitation, with respect to the terms of the Preferred Stock, distributions, voting and redemption rights) shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

            5.17 Landlord Waivers. On the Initial Borrowing Date, the Collateral Agent shall have received agreements from certain landlords of Real Property leased by the Borrower, Holdings or any of their respective Subsidiaries acknowledging, among other things, the Collateral Agent's security interests in property maintained on the leased premises and waiving its own security interest, if any, thereon and the Collateral Agent's authority to obtain access to such property and covering such other matters as the Collateral Agent may reasonably request.

            5.18 Sprint Agreements. On the Initial Borrowing Date, (i) the Sprint Agreements shall be in full force and effect, (ii) the Required Banks shall be satisfied with all terms and conditions of the Sprint Agreements and
(iii) the condition set forth in Section 11.3.6 and Section 1.7 of the Sprint Management Agreement, as amended by Section 7 of Addendum I to the Sprint Management Agreement and Section 2 of Addendum II to the Sprint Management Agreement (or any other amendment or addendum relevant thereto), shall have been satisfied or otherwise waived.

            5.19 Escrow Agreement. (a) On or prior to the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered an escrow agreement in the form of Exhibit N (as modified, supplemented, or amended from time to time, the "Escrow Agreement").

            (b) On the Initial Borrowing Date, all proceeds of the Loans incurred on the Initial Borrowing Date shall have been deposited into the Escrow Account pursuant to the Escrow Agreement. In accordance with the terms of the Escrow Agreement, the proceeds of the Loans shall remain the property of the Banks who extended such Loans and neither the Borrower nor any of its Affiliates shall have any interest in such Loans until such time as such amount shall be released from the Escrow Account in accordance with the terms and conditions of the Escrow Agreement.

            5.20 Guaranty. On the Initial Borrowing Date, Holdings and each Subsidiary of Holdings (other than the Borrower and the Leases Subsidiary) shall have duly authorized, executed and delivered a guaranty in the form of Exhibit O (as modified, supplemented or amended from time to time, the "Guaranty").

            5.21 Capital Structure. After giving effect to the Transaction, Holdings shall own all of the capital stock of the Borrower. The pro forma consolidated capital structure of Holdings, after giving effect to the Transaction, shall be consistent with the capital structure contemplated herein. The legal and capital structure of Holdings and its Subsidiaries shall be satisfactory to the Administrative Agent and shall not differ in any material respect from the description of such structure previously provided to the Administrative Agent (it being understood that the capital structure contemplated herein and previously presented to the Administrative Agent and approved thereby is deemed to be satisfactory to the Administrative Agent). All agreements relating to such legal and capital structure shall be reasonably satisfactory to the Administrative Agent.

            5.22 Consent Letter. The Administrative Agent shall have received a letter from CT Corporation System, substantially in the form of Exhibit I hereto, indicating its consent to its appointment by the Borrower, Holdings and their respective Subsidiaries as their agent to receive service of process as specified in Section 13.08 of this Agreement or Section 21(A) of the Guaranty, as the case may be.

            5.23 B Term Loans. On the Initial Borrowing Date, and subject to the other provisions of this Section 5, the Borrower shall have incurred all of the B Term Loans available on such date and the B Term Loan Commitment shall have been reduced to zero.

            5.24 Leases. (a) On or prior to the Initial Borrowing Date, the Borrower shall have duly incorporated a Wholly-Owned Subsidiary of the Borrower whose sole purpose and objective shall be to hold and maintain the Tower Site Leases and other leases incidental to the Borrower's operation and maintenance of the Service Area Network (the "Leases Subsidiary"). The Borrower shall have delivered all corporate documents and other documents executed with respect to the Leases Subsidiary, which documents shall be in form and substance satisfactory to the Administrative Agent.

            (b) On or prior to the Initial Borrowing Date, (i) the Borrower shall have transferred all of the Tower Site Leases to the Leases Subsidiary,
(ii) the Borrower shall have delivered to the Administrative Agent all documents executed and delivered in connection with such transfer, which documents shall be in form and substance satisfactory to the Administrative Agent, (iii) the Borrower shall have pledged all of the capital stock of the Leases Subsidiary in accordance with and pursuant to the Pledge Agreement, (iv) the Leases Subsidiary shall have no obligations or liabilities other than as permitted by Section 9.23 and (v) the Borrower and the Leases Subsidiary shall have executed and delivered the Leases Subsidiary Funding Agreement.

            5.25 Notes Financing. (a) On the Initial Borrowing Date, the Borrower shall have received $125,000,000 of gross cash proceeds from the issuance by the Borrower of senior subordinated discount notes (the "Senior Subordinated Discount Notes Financing") pursuant to the Senior Subordinated Discount Notes Documents (which documents the Administrative Agent acknowledges currently contemplate accompanying warrants for Holdings' Common Stock), all of which Senior Subordinated Discount Notes Documents (including, without limitation, the level, scope and amount of the accompanying warrants for Holding's Common Stock) shall be in form and substance satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, in the event the Borrower is unable to consummate the Senior Subordinated Discount Notes Financing on the Initial Borrowing Date, the Borrower shall, on the Initial

Borrowing Date, issue the Senior Subordinated Bridge Notes in an amount of $125,000,000 (the "Bridge Financing") pursuant to the Bridge Financing Documents, all of which Bridge Financing Documents shall be in form and substance satisfactory to the Administrative Agent.

            (b) On the Initial Borrowing Date, the Borrower shall have deposited and utilized the proceeds of the Notes Financing described in clause (a) above in accordance with, and for the purposes set forth in, Section 8.20(f).

            5.26 Equity Bridge Commitment. On or prior to the Initial Borrowing Date, Holdings and DLJ shall have executed and delivered the Preferred Stock Purchase Agreement, which Preferred Stock Purchase Agreement shall be in full force and effect and all proceeds received therefrom shall have been applied in accordance with Section 5.28(b) hereof.

            5.27 Refinancing. (a) On the Initial Borrowing Date, all Indebtedness (including all prepayment penalties and accrued interest associated therewith) of the Borrower, Holdings and their respective Subsidiaries (consisting of approximately $8,000,000) shall be repaid in full (including without limitation, any and all Indebtedness incurred to finance the build-out of the PCS Network in Reno, Nevada and Lake Tahoe, California and all Indebtedness then outstanding under the BET Senior Subordinated Notes) (including all fees and other amounts owing in connection therewith) (the "Refinanced Indebtedness"), all commitments under the documents evidencing Refinanced Indebtedness shall be terminated and all letters of credit issued pursuant to the documents evidencing the Refinanced Indebtedness and all guaranties supporting such Refinanced Indebtedness shall be terminated.

            (b) On the Initial Borrowing Date, all security interests in respect of, and Liens securing, the Refinanced Indebtedness shall be terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered to the Administrative Agent on or prior to the relevant date, (w) proper termination statements (or the appropriate equivalent) for filing or registration in each jurisdiction where a filing or registration was made with respect to the Borrower, Holdings or any of their respective Subsidiaries in connection with the security interests created with respect to the Refinanced Indebtedness and the documentation related thereto, (x) terminations or reassignments of any security interest in, or Liens on, any patents, trademarks, copyrights, or similar interests of the Borrower, Holdings or any of their respective Subsidiaries on which filings have been made, (y) terminations of all mortgages, leasehold mortgages, assignments, fiduciary assignments of rights and deeds of trust created with respect to property of the Borrower, Holdings or any of their respective Subsidiaries, in each case, to secure the obligations under the Refinanced Indebtedness, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and (z) all collateral owned by the Borrower, Holdings or any of their respective Subsidiaries in the possession of any of the creditors in respect of the Refinanced Indebtedness or any collateral agent or trustee under any related security document shall have been returned to the Borrower, Holdings or such Subsidiary.

            5.28 Cash Collateral Agreement. (a) On or prior to the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Cash Collateral Agreement substantially in the form of Exhibit M (as modified, supplemented, or amended from time to time, the "Cash Collateral Agreement").

            (b) On the Initial Borrowing Date, all proceeds of the Notes Financing, the Preferred Stock Issuance (other than proceeds thereof utilized prior to the Initial Borrowing Date) and the Series A Preferred Stock Issuance (other than proceeds thereof utilized prior to the Initial Borrowing Date) received by the Borrower on or prior to the Initial Borrowing Date shall have been deposited into a cash collateral account (the "Cash Collateral Account") pursuant to the Cash Collateral Agreement.

            Section 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event.

            6.02 Material Adverse Change, etc. Nothing shall have occurred since December 31, 1999 which (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Banks under this Agreement or any other Credit Document or (ii) which could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            6.03 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Credit Document executed in connection herewith or the transactions contemplated hereby, which the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            6.04 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03. Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
Section 2.03.

            6.05 Pro Forma Compliance. At the time of each Credit Event, the Borrower shall have delivered to each of the Banks a certificate of its chief financial officer demonstrating that the Borrower would have complied with the financial covenants set forth in Sections 9.09, 9.10, 9.11 and 9.13, to the extent then applicable, at the end of the immediately preceding fiscal quarter on a pro forma basis as if the A Term Loans, B Term Loans, Revolving Loans, Swingline Loans or Letters of Credit had been incurred or issued at the beginning of the period for which such financial covenants were tested at the end of such immediately preceding fiscal quarter and determined as if all such Indebtedness had been outstanding from the first day of the relevant calculation period (and the interest expense associated with such Indebtedness, shall be determined at the rates which would have been applicable had such debt been outstanding for the whole such period).

            6.06 Loan Proceeds. At the time of each Credit Event and until the
Section 8.20 Events shall have occurred, the aggregate proceeds of all Loans incurred at the time of each such Credit Event shall have been deposited into the Escrow Account pursuant to the Escrow Agreement. In accordance with the terms of the Escrow Agreement, the proceeds of such Loans shall remain the property of the Banks who extended such Loans and neither the Borrower nor any of its Affiliates shall have any interest in such Loans until such time as such amount shall be released from the Escrow Account in accordance with the terms and conditions of the Escrow Agreement.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of Holdings and the Borrower to each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and, unless otherwise specified, shall be in form and substance satisfactory to the Banks.

            Section 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower make the following representations, warranties and agreements as to itself and as to each of its Subsidiaries, as of the Initial Borrowing Date (both before and after giving effect to the Credit Events occurring on such date, the Transaction and the other transactions contemplated by the Documents, and all references to each of Holdings and the Borrower herein and elsewhere in this Agreement, shall, unless otherwise specifically indicated, be references to each of Holdings and the Borrower after giving effect to the Transaction) and as of the date of each subsequent Credit Event which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and any subsequent Credit Event, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event.

            7.01 Corporate Status. Each of the Borrower, Holdings and their respective Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            7.02 Corporate or Company Power and Authority. Each of the Borrower, Holdings and their respective Subsidiaries has the corporate or company power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each of the Borrower, Holdings and their respective Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by the Borrower, Holdings or any of their respective Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower, Holdings or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which the Borrower, Holdings or their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation, By-Laws, limited liability company agreement (or similar organizational documents) of the Borrower, Holdings or any of their respective Subsidiaries, except with respect to each of (i) and (ii) and with respect to any Document (other than any Credit Document), such breach, conflict, contravention or non-compliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, conditions (financial or otherwise), solvency or prospects of the Borrower, Holdings or their respective Subsidiaries, taken as a whole.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of Holdings for the fiscal period ended December 31, 1999, and the related consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statements of cash flows for the fiscal periods ended on such dates, copies of which have heretofore been furnished to each Bank prior to the Effective Date and attached hereto as Schedule III, present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis at the date thereof. The statements of assets and the statements of revenues regarding the Spokane district for the fiscal period ended December 31, 1999, copies of which have heretofore been furnished to each Bank prior to the Effective Date and attached hereto as Schedule III, present fairly in all material respects the financial condition of the Spokane district, at the date thereof. Such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Since December 31, 1999 (and assuming that the Acquisition shall have been consummated at such time), there has been no material adverse change in the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of Holdings and its Subsidiaries taken as a whole.

            (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including, without limitation, the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Credit Party in connection therewith: (a) the sum of the assets (including all contribution and subrogation rights and other intangible assets), at a fair valuation, of each Credit Party will exceed its debts; (b) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, subordinated, disputed, undisputed, secured or unsecured.

            (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 7.05(a), there were as of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to the Borrower, Holdings or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower, Holdings and their respective Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither the Borrower, Holdings nor any of their respective Subsidiaries knows of any basis for the assertion against the Borrower, Holdings or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower, Holdings and their respective Subsidiaries taken as a whole. As of the Initial Borrowing Date (and after giving effect to the Transaction) none of the Borrower, Holdings or any of their respective Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the Senior Subordinated Discount Notes or Senior Subordinated Bridge Notes, as applicable, and (iii) the Preferred Stock.

            (d) On and as of the Initial Borrowing Date, the Projections have been prepared in good faith by the Borrower and there are no statements or conclusions in any of the Projections which are based upon or include information known to Holdings or the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, Holdings and the Borrower believe that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

            7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, Holdings or any of their respective Subsidiaries, threatened (i) with respect to any Document, or (ii) that are reasonably likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, Holdings or any Subsidiary thereof in writing to any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole with all information previously furnished) hereafter furnished by or on behalf of the Borrower, Holdings or any Subsidiary thereof in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans incurred by the Borrower shall be used to (x) finance Capital Expenditures in connection with the

Borrower's build-out of the Service Area Network (including, without limitation, the financing of the development, construction, acquisition and installation of additional wireless telecommunication assets associated with the build-out of the PCS Network in the Service Area) and (y) for other general corporate and working capital purposes (including, without limitation, the funding of operational costs).

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. Each of the Borrower, Holdings and their respective Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower, Holdings and/or any of their respective Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower, Holdings and their respective Subsidiaries as a whole for the periods covered thereby. Each of the Borrower, Holdings and their respective Subsidiaries have paid all material taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, Holdings or any of their respective Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower, Holdings or any of their respective Subsidiaries. As of the Initial Borrowing Date, neither the Borrower, Holdings nor any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower, Holdings or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower, Holdings or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower, Holdings nor any of their respective Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Borrower, Holdings or any of their respective Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby.

            7.10 Compliance with ERISA. Schedule VII sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section

412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower, Holdings nor any Subsidiary thereof, nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower, Holdings or any Subsidiary thereof, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower, Holdings, their respective Subsidiaries and their respective ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, Holdings, any Subsidiary thereof, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower, Holdings or any Subsidiary of Holdings or the Borrower, or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower, Holdings and their respective Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected Lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal and state law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal and state law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

            (b) The security interests created in favor of the Collateral Agent, as Pledgee for the benefit of the Secured Creditors, under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the Pledge Agreements, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreements.

            7.12 Representations and Warranties in Documents. All representations and warranties set forth in the Documents are true and correct in all material respects at the time as of which such representations and warranties were made and on the Initial Borrowing Date.

            7.13 Properties. None of Holdings or their respective Subsidiaries owns any real property. Any material Leaseholds leased by the Borrower, Holdings or any of their respective Subsidiaries, as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule V. The Real Property leased by the Borrower, Holdings or their respective Subsidiaries is leased pursuant to valid and enforceable leases, which are in full force and effect. All rents and additional rents due to date under each of such Leases have been paid, and all other obligations of the lessees thereunder have been performed. Neither the Borrower, Holdings or any of their respective Subsidiaries has received notice of any default under any of the Leases. Each of the leased Real Properties is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. Neither the Borrower, Holdings or any of their respective Subsidiaries are a party to any other real property leases. The Borrower, Holdings and their respective Subsidiaries will procure executed Landlord Lender Agreements (as provided by the Administrative Agent) from the landlords in any current and future leases.

            7.14 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of Holdings consists of (i) 150,000,000 shares of Common Stock, of which 3,417,000 shares are issued and outstanding and 17,008,500 shares are reserved for issuance upon the conversion of the Preferred Stock, 2,040,000 shares are reserved for issuance pursuant to Holdings' 2000 Equity Incentive Plan and 2,489,075 shares are reserved for issuance upon the exercise of a warrant held by BET Associates, L.P., (ii) 17,000,000 shares of Nonvoting Common Stock, 16,000,000 of which are issued and outstanding and 574,402 are reserved for issuance for outstanding warrants, and (iii) 125,000,000 shares of Preferred Stock, of which 17,008,500 shares have been designated as the Series A Preferred Stock and all of which are issued and outstanding and owned by persons and in the amounts set forth on
Schedule VII hereto, 35,000,000 shares have been designated as Non-Voting Preferred Stock of which 2,110,347 are issued and outstanding and owned by persons and in the amounts set forth on Schedule VII hereto, and 35,000,000 shares have been designated as Voting Preferred Stock, none of which are issued and outstanding..

            (b) On the Initial Borrowing Date and after giving effect to the Transaction, the capital stock of the Borrower and all owners thereof, shall be as set forth on Schedule VII.

            (c) Except as set forth on Schedule VII, neither the Borrower, Holdings nor any of their respective Subsidiaries has any outstanding securities convertible into or exchangeable for any of its equity interests or outstanding rights to subscribe for or to purchase, or warrants or options for the purchase, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its partnership or other equity interests, as the case may be.

            (d) On the Initial Borrowing Date (i) all outstanding shares of Common Stock and Preferred Stock and (ii) all outstanding common stock of the Borrower have been duly and validly issued, are fully paid and nonassessable and all such Common Stock (other than non-voting Common Stock), Preferred Stock and common stock of the Borrower are free of any preemptive rights. In connection with the issuance and sale of all such Common Stock and Preferred Stock, it is not necessary to register such securities under the Securities Act.

            7.15 Subsidiaries. On the Initial Borrowing Date, the Borrower and the Leases Subsidiary are the only direct or indirect subsidiaries of Holdings.

            7.16 Compliance with Statutes, etc. Each of the Borrower, Holdings and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except with respect to each of the foregoing such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            7.17 Investment Company Act. None of the Borrower, Holdings nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.18 Public Utility Holding Company Act. None of the Borrower, Holdings nor any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 Environmental Matters. (a) The Borrower, Holdings and each of their respective Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, in all respects, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries. There are no past, pending or, to the best knowledge of the Borrower or Holdings, threatened material Environmental Claims against the Borrower or Holdings or any of their respective Subsidiaries or any Real Property currently owned or operated by the Borrower, Holdings or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the Borrower, Holdings or any of their respective Subsidiaries or any Real Property owned or operated at any time by the Borrower, Holdings or any of their respective Subsidiaries or, to the knowledge of the Borrower, Holdings or any of their respective Subsidiaries, any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower, Holdings or any of their respective Subsidiaries or any Real Property owned or operated by the Borrower, Holdings or any of their respective Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            (b) Neither the Borrower, Holdings nor any of their respective Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or at any time operated by the Borrower, Holdings or any of their respective Subsidiaries other than in compliance in all material respects with Environmental Laws.

            (c) There are not now and never have been any underground storage tanks owned or operated by the Borrower, Holdings or any of their respective Subsidiaries.

            (d) No Real Property owned or operated at any time by the Borrower, Holdings or any of their respective Subsidiaries is located on any site listed on, or proposed in the Federal Register for listing on, the Superfund National Priorities List, or listed on the Comprehensive Environmental Response Compensation and Liability Information System or their state equivalents.

            7.20 Labor Relations. Neither the Borrower, Holdings nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower, Holdings and their respective Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower, Holdings or any of their respective Subsidiaries or, to the best knowledge of the Borrower, Holdings or any of their respective Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower, Holdings or any of their respective Subsidiaries or, to the best knowledge of the

Borrower, Holdings or any of their respective Subsidiaries, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower, Holdings or any of their respective Subsidiaries or, to the best knowledge of the Borrower, Holdings or any of their respective Subsidiaries, threatened against the Borrower, Holdings or any of their respective Subsidiaries.

            7.21 Patents, Licenses, Franchises and Formulas. (a) Each of the Borrower, Holdings and their respective Subsidiaries has a license to use or otherwise has the right to use, free and clear of pending or threatened Liens, all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            (b) The Borrower and Holdings, together with their respective Subsidiaries, have the right to practice under and use all of their respective Intellectual Property.

            (c) Neither the Borrower, Holdings nor any of their respective Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by the Borrower, Holdings or any of their respective Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and that to the best knowledge of the Borrower, Holdings and their respective Subsidiaries no claim is threatened except for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse affect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            7.22 Indebtedness. Neither the Borrower, Holdings nor any of their respective Subsidiaries has any Indebtedness or Disqualified Stock (other than the Loans and the Notes Financing and prior to the Initial Borrowing Date, the Refinanced Indebtedness). Schedule VII sets forth a true and complete list of all capital stock of the Borrower, Holdings and each of their respective Subsidiaries as of the Initial Borrowing Date after giving effect to the Transaction and the other transactions contemplated hereby.

            7.23 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (i) any Subsidiary of the Borrower or Holdings to pay dividends or make any other distributions on its capital stock, partnership interests, or any other interest or participation in its profits owned by the Borrower or Holdings or any Subsidiary thereof, or to pay any Indebtedness owed to the Borrower or Holdings or a Subsidiary thereof, (ii) any Subsidiary of the Borrower or Holdings to make loans or advances to the Borrower or Holdings or any Subsidiary thereof or (iii) the Borrower or Holdings or any Subsidiary thereof to transfer any of its properties or assets to the Borrower or Holdings or any Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement, the other Credit Documents, the Public Offering Documents or the Private Placement Documents, as applicable, the Preferred Stock Purchase Agreement or the Senior Subordinated Discount Notes Documents or the Bridge Financing Documents, as applicable, or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower, Holdings or a Subsidiary thereof.

            7.24 Special Purpose Corporation . Holdings was formed solely to enter into the Sprint Agreements and effect transactions similar to the Transaction and operate the Service Area Network, and except in connection therewith (and as contemplated by this Agreement), as at the Effective Date has no significant assets or liabilities (other than the capital stock of the Borrower) and has engaged in no business activities.

            7.25 The Transaction. All aspects of the Transaction have been effected in accordance with the Documents and all applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction.

            7.26 Material Contracts. All Material Contracts of the Borrower, Holdings and each of their respective Subsidiaries as of the Initial Borrowing Date (including, but not limited to, all of the Sprint Agreements which are designated as such on Schedule VIII) are listed on Schedule VIII.

            7.27 Senior Subordinated Notes. The subordination provisions of the Senior Subordinated Discount Notes (or the Senior Subordinated Bridge Notes) and the senior subordinated guaranties relating to such notes, are enforceable against the Borrower, other Subsidiaries of the Borrower and the holders thereof, as the case may be, and the Loans and other Obligations hereunder and obligations arising pursuant to the Interest Rate Protection or Other Hedging Agreements are within the definition of "Senior Debt" included in such subordination provisions.

            7.28 Preferred Stock Issuance. (a) Holdings has consummated the Preferred Stock Issuance in accordance with the Preferred Stock Purchase Agreement and has contributed to the Borrower gross cash proceeds therefrom of at least $25,000,000 (less certain customary corporate expenses incurred by Holdings in connection therewith).

            (b) On the Effective Date and on the Initial Borrowing Date, the Preferred Stock Purchase Agreement is in full force and effect and there is no "termination event" or other "default" existing thereunder.

            (c) On the Effective Date and on the Initial Borrowing Date, Holdings is in full compliance with the terms and conditions set forth in Sections 5 and 6 of the Preferred Stock Purchase Agreement (other than Sections 6(b), 6(c)(ii) (and delivery of documentation and certificates relating thereto), 6(d) and 6(e) (as it relates to the Notes Financing or the Equity Financing) thereof) with respect to the Private Placement Financing.

            7.29 Liabilities of Leases Subsidiary. The Leases Subsidiary does not have any obligations or liabilities other than those permitted under Section 9.23.

            7.30 Bridge Commitment. On the Effective Date, the Bridge Commitment Letter is in full force and effect and there does not exist any "default" thereunder.

            7.31 Sprint Management Agreement. On the Effective Date, the conditions set forth in Section 1.7 of the Sprint Management Agreement, as amended by Addendum II to such agreement, shall have been satisfied.

            7.32 Conversion. The Borrower's conversion from a limited liability company to a corporation, consummated prior to the Effective Date, did not have and currently does not have any tax consequences that are reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            Section 8. Affirmative Covenants. Each of Holdings and the Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. Holdings will furnish, or cause to be furnished, to the Administrative Agent:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month other than the last fiscal month of any final quarter of Holdings, a Subscribers Report, all of which shall be certified by the chief financial officer or controller of Holdings.

            (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such quarter, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case, setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of Holdings, subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified, (x) in the case of the consolidating statements, by the chief financial officer of Holdings and (y) in the case of the consolidated financial statements of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, by any of the "big five" or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of Holdings and the Borrower which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

            (d) Management Letters. Promptly after the receipt thereof by the Borrower, Holdings or any of their respective Subsidiaries, a copy of any "management letter" received by the Borrower, Holdings or any of their respective Subsidiaries from its certified public accountants.

            (e) Budgets. As soon as available but in no event later than 30 days after the first day of the fiscal year of Holdings, a budget for Holdings and its Subsidiaries in form customarily prepared by Holdings (including budgeted statements of earnings and sources and uses of cash and balance sheets) for each calendar month of such fiscal year and on an annual basis for the next succeeding fiscal year prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer or controller of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the periods covered thereby.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the chief financial officer of Holdings to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, (x) in the case of certificates delivered pursuant to Section 8.01(b) or (c), shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.04, 9.05, 9.06 and 9.08
through 9.15, inclusive at the end of such fiscal quarter or year, as the case may be, and (y) in the case of certificates delivered pursuant to Section 8.01(c), the amount of Excess Cash Flow for the relevant Excess Cash Flow Payment Period.

            (g) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of the Borrower, Holdings or any of their respective Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower, Holdings or their respective Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole or (y) with respect to any Document and (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            (h) Other Reports and Filings. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which any Credit Party (x) has filed with the Securities and Exchange Commission (the "SEC ") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness of any Credit Party in its capacity as such a holder, agent, or trustee.

            (i) Environmental Matters. Promptly upon, and in any event within two Business Days after an officer of the Borrower, Holdings or of any of their respective Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower, Holdings or any of their respective Subsidiaries or any Real Property owned or operated at any time by the Borrower, Holdings or any of their respective Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Borrower, Holdings or any of their respective Subsidiaries that (a) could reasonably be anticipated to result in a material noncompliance by the Borrower, Holdings or any of their respective Subsidiaries with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower, Holdings or any of their respective Subsidiaries or any Real Property owned or operated by the Borrower, Holdings or any of their respective Subsidiaries; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower, Holdings or any of their respective Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by the Borrower, Holdings or any of their respective Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's, Holdings' or such Subsidiary's response thereto. In addition, the Borrower, Holdings will provide the Banks with copies of all material communications with any government or governmental agency relating to material Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Required Banks.

            (j) Annual Meetings with Banks. Within 120 days after the close of each fiscal year of Holdings, Holdings shall, at the request of the Administrative Agent or Required Banks, hold a meeting (at a mutually agreeable location and time) with all Banks who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

            (k) Sprint Agreements. Promptly upon delivery or receipt thereof, all material notices delivered by the Borrower or any of its Affiliates pursuant to the Sprint Agreements to any of Sprint Corporation or any of its Affiliates and any material notices delivered by Sprint Corporation or any of its Affiliates to the Borrower or any of its Affiliates and at least three Business Days prior to the execution and delivery thereof, any amendments, modifications, or termination of any, and any new, Sprint Agreement.

            (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Credit Party, as the Administrative Agent or the Required Banks may reasonably request.

            8.02 Books, Records and Inspections. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Borrower, Holdings or of such Subsidiary, any of the properties of the Borrower, Holdings or such Subsidiary, and to examine the books of account of the Borrower, Holdings or such Subsidiary and discuss the affairs, finances and accounts of the Borrower, Holdings or of such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

            8.03 Maintenance of Property, Insurance. (a) Schedule II sets forth a true and complete listing of all insurance maintained by the Borrower, Holdings and each of their respective Subsidiaries as of the Effective Date. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described on Schedule II, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this Section 8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

            (b) Each of the Borrower and Holdings will at all times keep, and will cause each of its Subsidiaries to keep, its property insured in favor of the Collateral Agent, and all policies (including mortgage policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower, Holdings or their respective Subsidiaries (other than employee benefit insurance)) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming the Collateral Agent, the Administrative Agent and each Bank as an additional insured) with respect to Collateral, (ii) shall state that such insurance policies shall not be canceled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent, (iv) shall contain the standard noncontributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower, Holdings or any of their respective Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary,
(C) any foreclosure or other proceeding relating to the insured properties or
(D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. If the Borrower, Holdings or any of their respective Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Borrower, Holdings or any of their respective Subsidiaries shall fail to endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and each of the Borrower and Holdings agrees, to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

            8.04 Corporate Franchises. Each of the Borrower and Holdings will do, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents necessary for the operation of its respective businesses; provided, however, that nothing in this Section 8.04 shall prevent the withdrawal by the Borrower, Holdings or any of their respective Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), properties, operations, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and of their respective Subsidiaries taken as a whole.

            8.05 Compliance with Statutes, etc. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and of their respective Subsidiaries taken as a whole.

            8.06 Compliance with Environmental Laws. (a) Each of the Borrower and Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to ownership or use of the Real Property, will promptly pay or cause its Subsidiaries to pay all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. None of the Borrower, Holdings nor any Subsidiary thereof will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property, other than in compliance with applicable law.

            (b) At the request of the Administrative Agent or the Required Banks at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Administrative Agent that the Borrower, Holdings or any of their respective Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing, or (iii) in the event notice is provided under Section 8.01(i) herein, the Borrower or Holdings, as applicable, will provide, at its sole cost and expense, an environmental site assessment report reasonable in scope concerning any Real Property of the Borrower, Holdings or their respective Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent and the Required Banks, indicating the presence or Release of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Holdings or the Borrower, as applicable, fails to provide the same after thirty days' notice, the Administrative Agent may order the same, and the Borrower or Holdings shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license to undertake such an assessment all at the Borrower's or Holdings' expense.

            8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, Holdings, any Subsidiary thereof or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate signed on behalf of Holdings by the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that the Borrower, Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by the Borrower, Holdings, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, Holdings, any Subsidiary thereof or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(1) of
ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, Holdings or any Subsidiary thereof may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Holdings will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings will also deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certificates, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency and any material notices received by the Borrower, Holdings, any Subsidiary thereof or any ERISA Affiliate with respect to any Plan, shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. Each of the Borrower and Holdings will cause its, and will cause each of its Subsidiaries', fiscal years to end on December 31 and each of its, and each of its Subsidiaries', first three fiscal quarters to end on March 31, June 30 and September 30.

            8.09 Performance of Obligations. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            8.10 Payment of Taxes. Each of the Borrower and Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower, Holdings or any of their respective Subsidiaries not otherwise permitted under
Section 9.01; provided that neither the Borrower, Holdings nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 Interest Rate Protection. The Borrower shall no later than 60 days following the date on which the Total Term Loan Commitment has been reduced to zero enter into arrangements acceptable to the Administrative Agent establishing a fixed or maximum interest rate acceptable to the Administrative Agent for an aggregate notional amount of at least 50% of the outstanding principal amount of Indebtedness other than the Senior Subordinated Discount Notes or the Senior Subordinated Bridge Notes, as applicable, on such date for a period of at least three years.

            8.12 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.08.

            8.13 UCC Searches. On or prior to the 60th day following the Initial Borrowing Date, the Borrower or Holdings shall deliver to the Administrative Agent (at the Borrower's or Holdings' own cost) copies of Request for Information or Copies (UCC-11), or equivalent reports for the purpose of verifying that all financing statements necessary or, in the opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Security Agreement shall have been properly recorded and filed.

            8.14 Intellectual Property Rights. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, make all filings in connection with the transfer of the Intellectual Property rights. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Borrower, Holdings or any Subsidiary thereof and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), properties, operations, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole. Each of the Borrower and Holdings will, and will cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower, Holdings or any Subsidiary thereof at all times from and after the Initial Borrowing Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries taken as a whole.

            8.15 Approvals. Holdings shall obtain and maintain in effect all necessary governmental and third party approvals in connection with the Equity Financing, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of the Administrative Agent or the Required Banks, adverse conditions upon the consummation of the Equity Financing, at the relevant time thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Equity Financing at the relevant time thereof.

            8.16 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 8.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section

13.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 8.16.

            8.17 Further Actions. (a) Each Credit Party shall grant to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in any Real Property owned or leased by any such Credit Party and any other assets (exclusive of vehicles) of such Credit Party not already subject to a mortgage or other Security Document upon the acquisition thereof. Each Credit Party shall take all actions requested by the Administrative Agent or the Required Banks (including, without limitation, the execution of UCC-1 Financing Statements, obtaining of mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting and perfection of such security interests. Without limiting the foregoing, each Credit Party specifically agrees to provide the Collateral Agent with written notice advising the Collateral Agent that a Credit Party has entered into a Leasehold. Such notice shall be delivered in the manner set forth in Section 13.03 of this Agreement, and shall be delivered within three (3) Business Days of the execution of the Leasehold by the Credit Party. The notice shall include a full and complete copy of the instrument creating the Leasehold, together with all associated documents (including, without limitation, a copy of the underlying lease for the real property, if applicable), and a legal description of the Leasehold adequate to enable the Collateral Agent to effectively file a UCC-1 Financing Statement covering the fixtures, equipment and other Collateral located on or affixed to the Leasehold.

            (b) The security interests required to be granted pursuant to clause
(a) above shall be granted pursuant to mortgages, deeds of trust and security agreements, in each case satisfactory in form and substance to the Administrative Agent and the Required Banks, which mortgages and security agreements shall create valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The mortgages and other instruments related thereto and security agreements shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the additional documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that this Section 8.17 has been complied with.

            8.18 Concentration Account. On or prior to the earlier to occur of the Equity Financing or the Notes Financing, each of the Borrower and Holdings shall, and shall have caused each of its Subsidiaries to, have duly authorized, executed and delivered a Concentration Account Consent Letter in such form as approved by the Collateral Agent (each as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "Concentration Account Consent Letter") with the Collateral Agent and the Concentration Account Bank, acknowledging that the Concentration Account listed on a notice sent to the Collateral Agent at the time of creation of such account maintained at the Concentration Account Bank is under the exclusive dominion and control of the Collateral Agent and that all moneys, instruments and other securities deposited in such Concentration Account are to be held by the Concentration Account Bank for the benefit of the Collateral Agent subject to the right of the account parties to utilize such deposited amounts in accordance with the Concentration Account Consent Letter. Each Credit Party represents and warrants that it does not now maintain, and will not in the future maintain, any other bank account with any bank other than the applicable Concentration Account; provided, however, that each such Credit Party shall be permitted to establish new Concentration Accounts pursuant to the terms of the Security Agreement.

            8.19 Ownership of Subsidiaries. (a) Holdings shall at all times directly own 100% of the capital stock of the Borrower.

            (b) The Borrower shall at all times own 100% of the capital stock of the Leases Subsidiary.

            8.20 Certain Transactions. (a) On or prior to July 31, 2000, Holdings shall have received at least $100,000,000 of gross cash proceeds from
(x) the sale of its Common Stock to the public (the "Public Offering") pursuant to the Public Offering Documents, all of which Public Offering Documents shall be in form and substance satisfactory to the Administrative Agent, or (y) the private placement of its Series B Preferred Stock (the "Private Placement Financing") pursuant to the Private Placement Documents, all of which Private Placement Documents shall be in form and substance satisfactory to the Administrative Agent.

            (b) On or prior to the July 31, 2000, Holdings shall have contributed all of the cash proceeds received from the Public Offering or the Private Placement Financing (other than certain amounts retained by Holdings to pay for general corporate expenses, in an aggregate amount not to exceed $250,000) to the Borrower as a capital contribution (the "Equity Contribution"). There shall have been delivered to the Administrative Agent and the Required Banks true and correct copies of all Equity Contribution Documents all of which shall be in full force in effect and in form and substance satisfactory to the Administrative Agent.

            (c) On or prior to June 30, 2000, there shall have been delivered to the Administrative Agent true and correct copies of the Acquisition Documents, all of which Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and in full force and effect. The Acquisition Documents shall not have been amended unless such amendment is approved by the Administrative Agent and the Required Banks.

            (d) On or prior to June 30, 2000, (i) the Acquisition shall have been consummated in all material respects in accordance with the Acquisition Documents and all applicable laws, (ii) all material conditions precedent to the consummation of the Acquisition contained in the Acquisition Documents shall have been satisfied and not waived without the consent of the Administrative Agent and the Required Banks including, without limitation, the payment of the Acquisition Price and (iii) the Administrative Agent shall have completed its due diligence for the Spokane wireless market and shall be reasonably satisfied with the results thereof.

            (e) On or prior to June 30, 2000, there shall have been delivered to the Administrative Agent true and correct copies of all legal opinions required to be provided in connection with the Acquisition Documents. Each such legal opinion shall (x) be in form and substance reasonably satisfactory to the Administrative Agent and (y) contain an express authorization permitting the Lenders to rely on such opinion.

            (f) The Borrower shall utilize the full amount of cash proceeds received from the Notes Financing, Preferred Stock Issuance, Series A Preferred Stock Issuance and the Equity Financing, as applicable, to make payments owing in connection with the Transaction or for the purposes described in the next sentence prior to the utilization of any proceeds of the Loans for such purposes. To the extent the amount of cash proceeds received from the Preferred Stock Issuance, Series A Preferred Stock Issuance, Notes Financing and the Equity Financing, as applicable, is, on the relevant transaction date, in excess of amounts required to pay Transaction Fees and Expenses, to finance the Acquisition, to finance Capital Expenditures in connection with the Borrower's build-out of the Service Area Network (including, without limitation, the financing of the development, construction, acquisition and installation of additional wireless telecommunication assets associated with the build-out of the PCS Network in the Service Area) and other general corporate and working capital purposes (including the funding of operational costs of the Borrower prior to the borrowing of Loans hereunder (except the incurrence of B Term Loans required hereunder) or the release of B Term Loan proceeds to the Borrower from the Escrow Account pursuant to the Escrow Agreement), the excess thereof shall be deposited into the Cash Collateral Account and be subject to the Cash Collateral Agreement.

            Section 9. Negative Covenants. Each of Holdings and the Borrower hereby covenants that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent Holdings or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens with respect to Holdings or any of its Subsidiaries for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of Holdings or its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens of Holdings or its Subsidiaries in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, on Schedule IX;

            (iv) Liens created pursuant to the Security Documents;

            (v) Liens on property of the Borrower and its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.05(iii); provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;

            (vi) Liens (other than any Lien imposed by ERISA) on property of the Borrower or any of its Subsidiaries incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vi)(y) shall not exceed $200,000;

            (vii) Liens placed upon equipment or machinery used in the ordinary course of the business of the Borrower or any of its Subsidiaries within 60 days following the time of purchase thereof by the Borrower or any of its Subsidiaries and improvements and accretions thereto to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or any Indebtedness incurred to refinance such Indebtedness, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vii) does not exceed at any one time outstanding the amounts permitted pursuant to 9.05 (iii) with respect to all machinery and equipment and (y) in all events, the Lien encumbering the equipment or machinery so acquired and improvements and accretions thereto does not encumber any other asset of the Borrower or any of its Subsidiaries;

            (viii) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (ix) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default; and

            (x) prior to the Initial Borrowing Date, Liens securing the Refinanced Indebtedness.

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions by the Borrower or any of its Subsidiaries of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.08;

            (ii) so long as there shall not exist a Default or Event of Default (both before and after giving effect to such sale), the Borrower and its Subsidiaries may sell obsolete, worn-out or uneconomic equipment so long as the aggregate amount of Net Sale Proceeds from such sales pursuant to this clause (ii) in any one fiscal year does not exceed $200,000;

            (iii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Sections 9.04 and 9.08;

            (iv) investments may be made to the extent permitted by Section
      9.06;

            (v) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

            (vi) the Borrower and its Subsidiaries may sell or otherwise dispose of assets (other than the capital stock of, or other equity interests in, any Subsidiary), so long as (A) no Default or Event of Default then exists or would result therefrom, (B) each such sale is at arm's-length and the Borrower or such Subsidiary receives at least fair market value (as determined by the Borrower or such Subsidiary, as the case may be) therefor, (C) the consideration received by the Borrower or such Subsidiary therefor consists solely of cash, (D) the aggregate Net Sale Proceeds from all assets sold or otherwise disposed of pursuant to this clause (vi), shall not exceed $2,000,000 in the aggregate during any fiscal year of the Borrower and (E) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02; and

            (vii) the Transaction shall be permitted as contemplated by the Documents.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral (to the extent the Required Banks are permitted to waive such provisions in accordance with Section 13.12), or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. Holdings will not, nor will Holdings permit any of its Subsidiaries to, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

            (ii) the Borrower may pay cash Dividends to Holdings at times and in amounts necessary for Holdings to make required federal, state or local tax payments payable by Holdings, provided that, (x) immediately after the receipt of such cash Dividends, Holdings uses the proceeds thereof to make such required tax payments and (y) any refund shall be promptly returned by Holdings to the Borrower;

            (iii) Holdings may pay cash Dividends to the holders of its Series A Preferred Stock and Series B Preferred Stock in accordance with clause (b) of the definition of Transaction Fees and Expenses; and

            (iv) Holdings may acquire non-voting Common Stock pursuant to the Founders Stock Agreement provided, that the aggregate amount used to acquire such stock does not exceed $25,000 in the aggregate.

            9.04 Leases. Neither Holdings nor its Subsidiaries will incur any expense (including, without limitation, operating expenses, any property taxes paid as additional rent or lease payments, every sum or charge paid or payable under the terms of any lease) under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations, any expense in connection with the Tower Site Leases entered into by the Borrower with Spectrasite in the ordinary course of business, any expense in connection with the rental or lease of retail stores or telephone switching equipment, all of which shall be in the ordinary course of business) except the Borrower may incur such expenses in an aggregate amount not to exceed $750,000 in any fiscal year.

            9.05 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness of the Borrower or any of its Subsidiaries (other than the Leases Subsidiary) under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement to the extent such is entered into to satisfy the requirements of Section 8.11;

            (iii) Indebtedness of the Borrower and its Subsidiaries (other than the Leases Subsidiary) evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.08 and Indebtedness secured by Liens permitted by Section 9.01(vii); provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations under all Capital Leases when aggregated with the amount of Indebtedness secured by Liens permitted by Section 9.01(vii) outstanding at any one time shall not exceed $2,000,000;

            (iv) Indebtedness evidenced by the Senior Subordinated Discount Notes less the amount of principal repayments thereof and senior subordinated guaranties with respect thereto in the form agreed to on the Effective Date and from parties also guaranteeing the Obligations on a senior basis;

            (v) In the event Indebtedness is not incurred pursuant to clause
      (iv) above, Indebtedness incurred pursuant to the Bridge Financing and the Bridge Refinancing;

            (vi) general unsecured Indebtedness of the Borrower and its Subsidiaries (other than the Leases Subsidiary) owing to financial institutions in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, provided, that the aggregate principal amount of such Indebtedness incurred by (x) the Borrower does not exceed $5,000,000 at any time outstanding (including all Indebtedness incurred pursuant to clause (iii) above) and (y) the Borrower's Subsidiaries (i) does not exceed $5,000,000 at any time outstanding and all such Indebtedness shall be non-recourse to the Borrower and incurred solely in connection with the transactions contemplated in Section 9.06(ix) hereof; and

            (vii) prior to the Initial Borrowing Date, the Refinanced Indebtedness.

            9.06 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any

Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

            (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided that (I) all such cash or Cash Equivalents (other than up to $100,000) shall be held by Holdings or such Subsidiary in the Concentration Account in accordance with the terms of the Concentration Account Consent Letter; provided further, that at any time that any Revolving Loans or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by Holdings and its Subsidiaries shall not exceed (exclusive of amounts held in the Cash Collateral Account pursuant to the Cash Collateral Agreement) $200,000 for any period of three consecutive Business Days and (II) all proceeds from the Notes Financing, the Preferred Stock Issuance, the Series A Preferred Stock Issuance and the Equity Financing not used to pay Transaction Fees and Expenses, to finance Capital Expenditures in connection with the Borrower's build-out of the Service Area Network and other general corporate and working capital purposes shall be maintained in a Cash Collateral Account pursuant to the Cash Collateral Agreement and only released therefrom in accordance with the Cash Collateral Agreement;

            (iii) the Borrower may enter into interest rate protection agreements to the extent such is entered into to satisfy the requirements of Section 8.11;

            (iv) the Borrower and its Subsidiaries may make Capital Expenditures to the extent permitted by Section 9.08;

            (v) the Transaction shall be permitted in accordance with the provisions of Sections 5 and 8.20;

            (vi) the Borrower and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

            (vii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

            (viii) Dividends may be paid to the extent permitted by Section 9.03; and

            (ix) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective investment, the Borrower and its Subsidiaries shall be permitted to make investments in any Joint Venture on any date in an amount not to exceed the Available J.V. Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such investment), it being understood and agreed that to the extent the Borrower or one or more other Credit Parties (after the respective investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (x) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset or stock distribution from the respective Joint Venture of any asset or stock previously contributed pursuant to this clause (x), then the amount of such cash return of investment or the fair market value of such distributed asset or stock (as determined in good faith by senior management of the Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an authorized officer of the Borrower, apply to increase the Available J.V. Basket Amount (provided that the aggregate amount of increases to the Available J.V. Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available J.V. Basket Amount in respect of any investment exceed the amount previously invested pursuant to this clause (x)), provided, that the aggregate amount of cash invested in a Joint Venture shall not exceed $5,000,000 plus the amount of any increase to the Available J.V. Basket as provided above;

            9.07 Transactions with Affiliates. Except for those transactions listed on Schedule X, Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings unless such transaction or series of related transactions is in writing and on terms that are no less favorable to Holdings or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party; except that (i) Holdings and its Subsidiaries may effect the Transaction, (ii) loans and advances made in accordance with Section 9.06(vii) shall be permitted, (iii) Holdings and the Borrower may pay customary fees to non-officer directors of the Borrower; (iv) the Borrower and its Subsidiaries may enter into the Employment Agreements, and
(v) Dividends may be paid in accordance with Section 9.03. In no event may any management, closing or similar fees be paid or payable by Holdings or any of its Subsidiaries to any Affiliate of Holdings.

            9.08 Capital Expenditures. (a) Holdings will not and will not permit any of its Subsidiaries to, make or commit to make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations (collectively, "Capital Expenditures"), except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof does not exceed during any period or fiscal year, the amount set forth below opposite such date:

                Fiscal Year Ended                   Amount
                -----------------                   ------
                Effective Date-December
                31, 2000                         $130,000,000
                December 31, 2001                  70,000,000
                December 31, 2002                  40,000,000
                December 31, 2003                  40,000,000
                December 31, 2004                  40,000,000
                December 31, 2005                  45,000,000
                December 31, 2006 and
                each fiscal year
                thereafter                         25,000,000

            (b) Notwithstanding anything to the contrary contained in Section 9.08(a), to the extent that Capital Expenditures incurred during any period set forth in Section 9.08(a) are less than the amount set forth opposite such period above, 100% of such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures in excess of the amount permitted above in the following fiscal year; provided, that, (x) amounts carried forward from the immediately preceding fiscal year, if any, shall be utilized in full during the next fiscal year to incur Capital Expenditures before the relevant amount set forth opposite such next fiscal year shall be utilized to incur Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next fiscal year may be carried forward again to any fiscal year thereafter.

            (c) Notwithstanding the foregoing, the Borrower shall be permitted to make expenditures in connection with the consummation of the Acquisition, on or prior to June 30, 2000, in an amount not to exceed the Acquisition Price, which expenditures shall not be included in the amounts set forth above.

            9.09 Fixed Charge Coverage Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the Fixed Charge Coverage Ratio for any fiscal quarter ending on a date set forth below, to be less than the ratio set forth below opposite such date:

               Fiscal Quarter Ended                Ratio
               --------------------                -----
               December 31, 2004 to
               September 30, 2005                1.05:1.00
               December 31, 2005 to
               September 30, 2007                1.10:1.00
               December 31, 2007 and
               each fiscal quarter
               thereafter                        1.20:1.00

            9.10 Interest Coverage Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of its Consolidated EBITDA for any fiscal quarter ending on a date set forth below to its Consolidated Interest Expense for the period (taken together as one accounting period) of four consecutive fiscal quarters ended on such date, to be less than the ratio set forth opposite such date below:

               Fiscal Quarter Ended                Ratio
               --------------------                -----
               March 31, 2004                     1.20:1.00
               June 30, 2004                      1.75:1.00
               September 30, 2004 to
               September 30, 2006                 2.25:1.00
               December 31, 2006 to
               September 30, 2007                 3.00:1.00
               December 31, 2007
               and each fiscal quarter
               thereafter                         4.00:1.00

            9.11 Total Capital Ratios. (A) Consolidated Indebtedness to Total Capital. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of its Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Total Capital to be greater than:

               Fiscal Quarter Ended                Ratio
               --------------------                -----
               June 30, 2000                     0.65:1.00
               September 30, 2000
               and each fiscal quarter
               thereafter                        0.70:1.00

            (B) Consolidated Senior Indebtedness to Total Capital. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of its Consolidated Senior Indebtedness as at the end of any fiscal quarter ended on a date set forth below to its Total Capital to be greater than:

               Fiscal Quarter Ended                Ratio
               --------------------                -----
               June 30, 2000                     0.275:1.00
               September 30, 2000                0.350:1.00
               December 31, 2000                 0.350:1.00
               March 31, 2001                    0.375:1.00
               June 30, 2001                     0.375:1.00
               September 30, 2001                0.420:1.00
               December 31, 2001                 0.420:1.00
               March 31, 2002                    0.470:1.00
               June 30, 2002                     0.470:1.00
               September 30, 2002 and
               each fiscal quarter
               thereafter                        0.500:1.00

            9.12 Minimum Covered POPS. Holdings will cause the Borrower not to permit, and the Borrower will not permit, on the last day of any period ending on or after any date set forth below, Covered Pops as a percentage of the total number of Pops in the Service Area to be less than the percentage set forth opposite such date below:

               Fiscal Quarter Ended              Percentage
               --------------------              ----------
               December 31, 2000                   25.0%
               March 31, 2001                      25.0%
               June 30, 2001                       40.0%
               September 30, 2001                  42.5%
               December 31, 2001                   45.0%
               March 31, 2002                      47.0%
               June 30, 2002                       50.0%
               September 30, 2002                  50.0%
               December 31, 2002                   50.0%
               March 31, 2003                      55.0%
               June 30, 2003                       55.0%
               September 30, 2003                  55.0%
               December 31, 2003                   55.0%
               March 31, 2004                      55.0%
               June 30, 2004                       55.0%
               September 30, 2004 and
               each fiscal quarter
               thereafter                          60.0%

            9.13 Leverage Ratios. (A) Consolidated Indebtedness to Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Consolidated EBITDA for the period (taken together as one accounting period) of four consecutive fiscal quarters ended on such date, to be greater than the ratio set forth opposite such date below:

            Fiscal Quarter Ended            Ratio
            --------------------            -----
            March 31, 2004               16.00:1.00
            June 30, 2004                10.50:1.00
            September 30, 2004            8.75:1.00
            December 31, 2004
            March 31, 2005-September      7.25:1.00
            30, 2006
            December 31, 2006 and         4.25:1.00
            each fiscal quarter
            thereafter                    3:00:1.00

            (B) Consolidated Indebtedness to Adjusted Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Adjusted Consolidated EBITDA for the period (taken together as one accounting period) of four consecutive fiscal quarters ended on such date, to be greater than the ratio set forth opposite such date:

            Fiscal Quarter Ended            Ratio
            --------------------            -----
            December 31, 2002            14.00:1.00
            March 31, 2003               10.75:1.00
            June 30, 2003                 8.50:1.00
            September 30, 2003            6.50:1.00
            December 31, 2003             5.25:1.00
            March 31, 2004                4.75:1.00
            June 30, 2004                 4.00:1.00
            September 30, 2004            3.75:1.00
            December 31, 2004 and
            each fiscal quarter
            thereafter                    3.50:1.00

            (C) Consolidated Senior Indebtedness to Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Consolidated Senior Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Consolidated EBITDA for the period (taken together as one accounting period) of four consecutive fiscal quarters ended on such date, to be greater than the ratio set forth opposite such date below:

            Fiscal Quarter Ended            Ratio
            --------------------            -----
            March 31, 2004                7.75:1.00
            June 30, 2004                 5.00:1.00
            September 30, 2004            4.00:1.00
            December 31, 2004-

            Fiscal Quarter Ended            Ratio
            --------------------            -----
            September 30, 2005            3.25:1.00
            December 31, 2005 and
            each fiscal quarter
            thereafter                    2.50:1.00

            (D) Consolidated Senior Indebtedness to Adjusted Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Consolidated Senior Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Adjusted Consolidated EBITDA for the period (taken together as one accounting period) of four consecutive fiscal quarters ended on such date, to be greater than the ratio set forth opposite such date below:

            Fiscal Quarter Ended            Ratio
            --------------------            -----
            December 31, 2002            7.25:1.00
            March 31, 2003               5.50:1.00
            June 30, 2003                4.25:1.00
            September 30, 2003           3.25:1.00
            December 31, 2003            2.75:1.00
            March 31, 2004               2.25:1.00
            June 30, 2004 and each
            fiscal quarter thereafter    2.00:1.00

            9.14 Minimum Revenues. Holdings will cause the Borrower not to permit, and the Borrower will not permit, its Consolidated Revenues for any period of four consecutive fiscal quarters ended on a date set forth below (or, if less, the number of fiscal quarters commenced after March 31, 2000) ending on a date set forth below to be less than the number set forth opposite such date set forth below:

            Fiscal Quarter Ended                Amount
            --------------------                ------
            June 30, 2000                     $    900,000
            September 30, 2000                   2,500,000
            December 31, 2000                    5,100,000
            March 31, 2001                      10,600,000
            June 30, 2001                       17,500,000
            September 30, 2001                  27,700,000
            December 31, 2001                   37,500,000
            March 31, 2002                      51,000,000
            June 30, 2002                       64,600,000
            September 30, 2002                  81,000,000
            December 31, 2002                   97,600,000
            March 31, 2003                     111,900,000
            June 30, 2003                      127,600,000
            September 30, 2003                 147,600,000
            December 31, 2003                  169,000,000

            Fiscal Quarter Ended                Amount
            --------------------                ------
            March 31, 2004                     188,500,000
            June 30, 2004                      209,500,000
            September 30, 2004                 225,100,000
            December 31, 2004                  242,200,000

            9.15 Minimum Subscribers. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the number of its Subscribers at the end of any month ended on or after a date set forth below to be less than the number of Subscribers set forth opposite such date set forth below:

            Fiscal Quarter Ended                Amount
            --------------------                ------
            June 30, 2000                         8,000
            September 30, 2000                    8,500
            December 31, 2000                    13,500
            March 31, 2001                       28,500
            June 30, 2001                        48,000
            September 30, 2001                   67,500
            December 31, 2001                    89,000
            March 31, 2002                      111,000
            June 30, 2002                       135,000
            September 30, 2002                  150,000
            December 31, 2002                   182,000
            March 31, 2003                      205,000
            June 30, 2003                       235,000
            September 30, 2003                  260,000
            December 31, 2003                   285,000
            March 31, 2004                      310,000
            June 30, 2004                       335,000
            September 30, 2004                  360,000
            December 31, 2004                   385,000

            9.16 Limitation on Voluntary Payments and Modification; Limitation on Modifications of Certificate of Incorporation, By-Laws Certificate of Limited Partnership, Agreement of Limited Partnership and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), the Senior Subordinated Discount Notes or the Senior Subordinated Bridge Notes, as applicable, or the Preferred Stock;

            (ii) amend or modify, or permit the amendment or modification of, any provision of the Documents or any agreement relating to any of the foregoing, or the Senior Subordinated Discount Notes Documents or the Bridge Financing Documents, as applicable, except for amendments which provide for less restrictive provisions with respect to the Borrower, Holdings and their respective Subsidiaries;

            (iii) without the prior approval of the Administrative Agent, amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, operating agreement or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests;

            (iv) amend, modify or change, terminate, or enter into any new Shareholders' Agreement if such amendment, modification, change, termination or execution will be adverse to the interests of the Banks;

            (v) amend, modify, change or terminate any Tax Sharing Agreement or enter into any new Tax Sharing Agreement;

            (vi) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan (except as required by law) or Employment Agreement except if the aggregate cost to Holdings and its Subsidiaries as a result of such amendments, modifications, changes to such plans and agreements and new plans and agreements is not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities (contingent or otherwise), condition (financial or otherwise), solvency or prospects of Holdings and its Subsidiaries taken as a whole;

            (vii) amend, modify, change or terminate any Sprint Agreement in any material respect or enter into any new agreement with Sprint Corporation or any of its Affiliates.

            9.17 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Holdings to (i) pay dividends or make any other distributions on its capital stock to Holdings or any Subsidiary of Holdings or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (ii) make loans or advances to Holdings or any of Holdings' Subsidiaries or (iii) transfer any of its properties or assets to Holdings or the Borrower, except for such encumbrances or restrictions existing under or by reason of (w) applicable law, (x) this Agreement, the other Credit Documents and the Senior Subordinated Note Documents or the Bridge Financing Documents, as applicable, (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of Holdings or a Subsidiary of Holdings or (z) the asset transfer restrictions imposed by purchase money financing permitted pursuant to Section 9.05(iii) hereof.

            9.18 Limitation on Issuance of Equity Interests. (a) Holdings will not permit any of its Subsidiaries to issue any equity interests or any options or warrants to purchase, or instruments convertible into, equity interests, except for issuances of common stock to Holdings so long as such issuances are pledged in accordance with the Pledge Agreement (including, without limitation, any issuance of common stock by the Borrower in connection with a Bridge Refinancing).

            (b) Holdings will not issue any Disqualified Stock, except (i) pursuant to the Private Placement Financing and (ii) for stock or share splits, stock or share dividends and similar issuances payable on the Series A or Series B Preferred Stock in accordance with the Certificates of Designations; provided that no Default or Event of Default will exist as of the date of any issuance made pursuant to clauses (i), (ii), (iii) or (iv) above.

            9.19 Business. Holdings shall engage in no business and have no assets other than owning the capital stock of the Borrower. The Borrower will not, and will not permit any of its Subsidiaries, to engage (directly or indirectly) in any business other than a Permitted Business.

            9.20 Limitation on Creation of Subsidiaries. Except with the prior approval of the Administrative Agent and the Required Banks, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary, except as set forth in Section 9.06(ix) hereof and provided that
(i) Holdings shall provide notice thereof to the Administrative Agent at least 15 days prior to the acquisition of any such Subsidiary, (ii) such Subsidiary, acquired pursuant to Section 9.06(ix) or so approved by the Administrative Agent and the Required Banks, executes a counterpart of the Guaranty, the Pledge Agreement and the Security Agreement, (iii) the capital stock of such Subsidiary is pledged pursuant to the Pledge Agreement and all documents and certificates with respect thereto are delivered to the Collateral Agent and (iv) to the extent required by the Agent or the Required Banks, take any action required pursuant to Section 8.17.

            9.21 Concentration Account. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other deposit accounts at any bank or other financial institution where cash or Cash Equivalents is or may be deposited or maintained with any Person, other than the Concentration Account.

            9.22 Sprint Agreements. Holdings will not, and will not permit any of its Subsidiaries to (i) exercise any of its remedies under the Sprint Management Agreement, including, but not limited to, its remedies under Section
11.5 of the Sprint Management Agreement and (ii) build-out material New Areas under and as defined in the Sprint Management Agreement.

            9.23 Limitations on Leases Subsidiary. The Borrower shall not permit the Leases Subsidiary to incur, assume or permit to exist any liabilities (other than liabilities incurred in the ordinary course of business which are incident to being the lessee of real property and taxes and other liabilities in the ordinary course in order to maintain its existence) or to engage in any business or activities other than the owning or leasing, as lessee, of the Tower Site Leases.

            Section 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing by it hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.11, 8.16, 8.17, 8.20, 9 or 13.15, or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement, and such default shall continue unremedied for a period of 15 days after written notice thereof to the Borrower by the Administrative Agent or any Bank; or

            10.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Indebtedness referred to in Section 10.01) beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) Holdings or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in Section 10.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or grace period after notice is required), any Indebtedness to become due prior to its stated maturity and such default shall not have been cured or waived, or (iii) any Indebtedness (other than the Indebtedness referred to in Section 10.01) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) through (iii) above exceeds $1,000,000 at any one time; or

            10.05 Bankruptcy, etc. The Borrower, Holdings or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower, Holdings or any of their respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, Holdings or any of their respective Subsidiaries, or the Borrower, Holdings or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, Holdings or any of their respective Subsidiaries, or there is commenced against the Borrower, Holdings or any of their respective Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or the Borrower, Holdings or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower, Holdings or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower, Holdings or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower, Holdings or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower, Holdings or any Subsidiary thereof or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, the Borrower, Holdings or any Subsidiary thereof has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the

Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, property, assets, nature of assets, operations, liabilities (contingent or otherwise), condition (financial or otherwise), solvency or prospects of the Borrower, Holdings or any Subsidiary thereof; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 7.11), and subject to no other Liens (except as permitted by Section 7.11), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

            10.08 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) in excess of $500,000 for all such judgments and decrees and any such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or any judgment or decree shall be entered against Holdings or any of its Subsidiaries or any settlement shall be reached or compensation shall be paid by Holdings or any of its Subsidiaries with respect to the Bakovsky Litigation in excess of $1,000,000; or

            10.09 Sprint Agreements. At any time (i) any provision of the Sprint Agreements or the Consent and Agreement shall cease to be in full force and effect or Sprint Corporation or any of its Affiliates shall deny or disaffirm its obligations under any such agreement, (ii) Sprint PCS shall exercise its right to purchase the Operating Assets under Section 11.6.1 of the Sprint Management Agreement, (iii) Sprint PCS shall exercise its rights with respect to the Disaggregated License under Section 11.6.2 of the Sprint Management Agreement, (iv) an Event of Termination shall occur or any event that if not cured or notice were to be given of such event would constitute an Event of Termination under the Sprint Management Agreement shall occur (whether or not waived) or (v) Sprint PCS shall amend or modify any Program Requirements (as defined in the Sprint Management Agreement), guidelines or policies set forth in the Sprint Agreements which the Required Banks determine could reasonably be expected to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities (contingent or otherwise), condition (financial or otherwise), solvency or prospects of the Borrower, Holdings and their respective Subsidiaries; or

            10.10 Change in Control. There shall be a Change in Control;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent for the benefit of the Banks in a cash collateral account established and maintained by the Collateral Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; (v) exercise any rights or remedies under any of the Guaranties; and (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            Section 11. Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Term Loan" shall have the meaning provided in Section 1.01(a).

            "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "A Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03, 4.02 and/or 10.

            "A Term Loan Commitment Required Reduction Date" shall mean each of the dates set forth in clauses (i), (ii) and (iii) of the definition of Required A Term Loan Drawdown Amount.

            "A Term Loan Commitment Termination Date" shall mean the second anniversary of the Initial Borrowing Date.

            "A Term Loan Facility" shall mean the term loan facility evidenced by the Total A Term Loan Commitment.

            "A Term Loan Maturity Date" shall mean the seven year and sixth-month anniversary of the Initial Borrowing Date.

            "A Term Note" shall have the meaning provided in Section 1.05(a).

            "A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all A Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total A Term Loan Commitment), and the denominator of which is equal to the aggregate principal amount of all A Term Loans and B Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment at such time).

            "Acquisition" shall mean the acquisition by the Borrower, Holdings or any of their respective Subsidiaries of certain assets of Sprint PCS in the Spokane market pursuant to the Acquisition Documents, for an aggregate principal amount not to exceed $35,000,000.

            "Acquisition Documents" shall mean all documents executed or delivered in connection with the Acquisition, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Acquisition Price" shall mean the aggregate principal amount payable under the Acquisition Documents for the purchase of the assets described therein, not to exceed at any time $35,000,000.

            "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.17.

            "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.17 with respect to Additional Collateral.

            "Adjusted Consolidated EBITDA" for any period shall mean Consolidated EBITDA adjusted by adding thereto the amount of Subscriber Acquisition Costs for such period.

            "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and other non-cash charges) included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains or losses (exclusive of items reflected in Adjusted Working Capital) and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business) included in arriving at Consolidated Net Income for such period.

            "Adjusted Working Capital" shall mean Consolidated Current Assets (excluding cash and Cash Equivalents) minus Consolidated Current Liabilities.

            "Administrative Agent" shall mean Paribas in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 5.05 and 9.07, an Affiliate of Holdings shall include any Person that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of capital stock of Holdings and for all purposes of this Agreement, neither the Administrative Agent, the Collateral Agent, any Bank or any of their respective Affiliates, shall be considered an Affiliate of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Contracts" shall have the meaning provided in Section
5.05.

            "Aggregate AR Commitment" shall mean the sum of (1) such Total A Term Loan Commitment on such date, plus (2) the Total Revolving Loan Commitment as of such date.

            "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's Unutilized Revolving Loan Commitment at such time, plus (ii) such Bank's A Term Loan Commitment at such time.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Applicable Commitment Commission Percentage" shall mean, for any day, a percentage per annum equal to (i) if the Total Aggregate Unutilized Commitment on such day is greater than or equal to 66% of the Aggregate AR Commitment, 1.375%, (ii) if the Total Aggregate Unutilized Commitment on such day is less than 66% of the Aggregate AR Commitment and greater than or equal to 33% of the Aggregate AR Commitment, 1.125%, and (iii) if the Total Aggregate Unutilized Commitment on such day is less than 33% of the Aggregate AR Commitment, 0.750%.

            "Applicable Margin" shall mean a percentage per annum equal to (i)
(A) in the case of A Term Loans which are maintained as Base Rate Loans, 2.00% less the applicable Leverage Reduction Discount, if any, (B) in the case of B Term Loans which are maintained as Base Rate Loans, 2.50% and (C) in the case of Revolving Loans which are maintained as Base Rate Loans, 2.00% less the applicable Leverage Reduction Discount, if any, and (ii) (A) in the case of A Term Loans which are maintained as Eurodollar Loans, 3.25% less the applicable Leverage Reduction Discount, if any, (B) in the case of B Term Loans which are maintained as Eurodollar Loans, 3.75% and (C) in the case of Revolving Loans which are maintained as Eurodollar Loans, 3.25% less the applicable Leverage Reduction Discount, if any.

            "AR Commitment Commission" shall have the meaning provided in
Section 3.01(a).

            "Available J.V. Basket Amount" shall mean, on any date of determination, an amount equal to the sum (without duplication) of (i) $10,000,000 minus (ii) the aggregate amount of investments made (including for such purpose the fair market value of any assets or stock contributed to any Joint Venture or the fair market value of Common Stock issued in connection therewith (as determined, in each case, in good faith by senior management of the Borrower), net of Indebtedness assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 9.05(x) after the Effective Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture) is liable on such date of determination, minus (iv) all payments and contributions made by the Borrower or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Effective Date plus (v) the amount of any increase to the Available J.V. Basket Amount made after the Effective Date in accordance with the provisions of Section 9.05(x).

            "B Commitment Commission" shall have the meaning set forth in
Section 3.01(b).

            "B Term Loan" shall have the meaning provided in Section 1.01(b).

            "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "B Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03, 4.02 and/or 10.

            "B Term Loan Facility" shall mean the term loan facility evidenced by the Total B Term Loan Commitment.

            "B Term Loan Maturity Date" shall mean the eight year and six-month anniversary of the Initial Borrowing Date.

            "B Term Note" shall have the meaning provided in Section 1.05(a).

            "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total B Term Loan Commitment), and denominator of which is equal to the aggregate principal amount of all A Term Loans and B Term Loans outstanding at such time (or, if prior to the Initial Borrowing Date, the Total Term Loan Commitment at such time).

            "Bakovsky Litigation" shall have the meaning set forth in Section
5.10 hereof.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 13.04.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or 2, including in either case as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "BET Senior Subordinated Notes" shall mean the Borrower's senior subordinated notes, due December 28, 2007, issued pursuant to the Purchase Agreement.

            "Borrower" shall have the meaning provided in the preamble of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments with respect to such Tranche (or from the Swingline Bank in the case of Swingline Loans) on a pro rata basis on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Borrowing Date" shall mean the date upon which a Borrowing is consummated subsequent to the Initial Borrowing Date, in accordance with the terms and conditions set forth herein.

            "Bridge Commitment Letter" shall mean that certain bridge commitment letter, dated as of February 22, 2000, among Holdings, the Borrower and DLJ Bridge Finance, Inc.

            "Bridge Financing" shall have the meaning set forth in Section 5.25(a).

            "Bridge Financing Documents" shall mean all documents executed or delivered in connection with the Bridge Financing (including, without limitation, the Bridge Commitment Letter), as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Bridge Refinancing" shall mean the refinancing of the Senior Subordinated Bridge Notes with cash proceeds received from the issuance of capital stock, senior subordinated notes or the incurrence of additional subordinated loans by the Borrower, Holdings or any of their respective Subsidiaries, pursuant to the Bridge Refinancing Documents, which Bridge Refinancing Documents shall be in form and substance satisfactory to the Administrative Agent.

            "Bridge Refinancing Documents" shall mean all documents executed or delivered in connection with the Bridge Refinancing, as amended modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Capital Expenditures" shall have the meaning provided in Section 9.08.

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capital Leases which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as Indebtedness in accordance with such principles.

            "Cash Collateral Account" shall have the meaning provided in Section 5.28(b) hereof.

            "Cash Collateral Agreement" shall have the meaning provided in
Section 5.28(a).

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Certificates of Designations" shall mean the Series B Nonvoting Certificate of Designations, the Series B Voting Certificate of Designations and the Series A Certificate of Designations.

            "Change in Control" shall mean the occurrence of one or more of the following: (i) Holdings shall cease to directly own at least 100% of the aggregate capital stock of the Borrower, (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, as in effect on the Effective Date), other than the Permitted Holders, shall acquire, directly or indirectly, beneficial ownership of 50% or more, on a fully diluted basis, of the economic or voting interest in Holdings' capital stock, (iii) Donald A. Harris shall have acquired any interest in or otherwise participated in any way, including without limitation as a director, officer or employee, with any Person or any Affiliate of such Person which is party to any management agreement or similar agreement as a "Manager" (as such term is defined in such management agreement or similar agreement) with respect to Sprint Spectrum L.P. or any of its Affiliates, other than Holdings or any of its Subsidiaries, (iv) the Board of Directors of Holdings shall cease to consist of Continuing Directors, (v) there shall occur a "Change in Control" (as defined in the Sprint Management Agreement), (vi) Sprint PCS shall have sold, transferred or disposed of the Sprint PCS Network, (vii) any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) shall have acquired beneficial ownership of 51% or more of any outstanding class of capital stock of Sprint Corporation or Sprint PCS, having ordinary voting power in the election of directors, (viii) Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P. or Wireless Co. shall cease to be Affiliates of Sprint Corporation, (ix) Sprint PCS shall exercise its rights under Section
11.6.3 of the Sprint Management Agreement and (x) a "change in control" or similar event shall occur as provided in the Senior Subordinated Discount Notes Documents; provided, however, that any transaction in which MCI WorldCom or any of its Affiliates acquires or enters into a business combination with Sprint Corporation or any of its Affiliates shall not constitute a Change of Control for purposes herein.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement or any other Credit Document.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment, if any.

            "Common Stock" shall mean the common stock of Holdings, with par value per share of $.001.

            "Concentration Account" shall mean a separate account which shall be established and maintained with the Concentration Account Bank for the benefit of the Secured Creditors by the Borrower and each of its Subsidiaries and in which the Collateral Agent has a security interest pursuant to the Concentration Account Consent Letter.

            "Concentration Account Bank" shall mean PNC Bank, N.A. or such other bank that may become a Concentration Account Bank in accordance with the provisions of the Security Agreement.

            "Concentration Account Consent Letter" shall have the meaning provided in Section 8.18.

            "Consent and Agreement" shall mean the Consent and Agreement in the form of Exhibit L.

            "Consolidated Current Assets" shall mean the consolidated current assets of Holdings and its Subsidiaries.

            "Consolidated Current Liabilities" shall mean the consolidated current liabilities of Holdings and its Subsidiaries, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses, gains or losses from sales of assets (other than inventory sold in the ordinary course of business).

            "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period.

            "Consolidated Indebtedness" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis (excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness) plus any original issue discount attributable to such Indebtedness; provided, however, that with respect to the financial covenants set forth in Section 9.11 hereof, this definition shall not include any such original issue discount.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of Holdings and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period).

            "Consolidated Net Income" shall mean, for any period, net income of Holdings and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, the net income of any Subsidiary of Holdings, which is not a Wholly-Owned Subsidiary and for which the investment of Holdings therein is accounted for by the equity method of accounting, shall have its net income included in the Consolidated Net Income of Holdings and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to Holdings.

            "Consolidated Revenues" shall mean, for any period, the total consolidated gross revenues of the Borrower and its Subsidiaries for such period determined on a consolidated basis, including, without limitation, all access, airtime, long distance, travel-out, travel-in, roaming-out, roaming-in, and operator service revenues; provided, however, Consolidated Revenues shall not include revenue from handset sales.

            "Consolidated Senior Indebtedness" shall mean, at any time, an amount equal to the amount of all Consolidated Indebtedness at such time less the outstanding principal amount of the Senior Subordinated Discount Notes or the Senior Subordinated Bridge Notes at such time.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends, distributions or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation should not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of a Person on the Effective Date and each other director, if (i) such other director's nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors, or (ii) such other director is nominated pursuant to the Existing Shareholders' Agreement.

            "Covered Pops" shall mean the aggregate number of Pops (based on the most recent data released by the Census Bureau or any other source reasonably satisfactory to the Administrative Agent) in geographic areas where the Borrower has completed the construction of facilities necessary to permit Subscribers in such area to utilize the Borrower's wireless services.

            "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request, each Guaranty, the Escrow Agreement and each Security Document.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower, Holdings and each of their respective Subsidiaries.

            "Debt Agreements" shall have the meaning provided in Section 5.05.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is then in effect.

            "Disaggregated License" shall mean that portion of the License that the Borrower may or is required to purchase under Section 11 of the Sprint Management Agreement from Sprint PCS under certain circumstances, after Sprint PCS' receipt of FCC approval of the necessary disaggregation and partition, which portion comprises no less than the amount of spectrum sufficient to operate on duplex CDMA carrier (including the required guard bands) within the range of frequencies that Sprint PCS is authorized to use under such license, and no more than 10 MHz of such range of frequencies (at the Borrower's designation) covering the

Service Area, and which includes the frequencies then in use in the Service Area Network and, if applicable, adjacent frequencies, so long as such frequencies in the aggregate do not exceed 10 MHz.

            "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including a change of control event unless any rights of the holder in respect thereof are made subject to any applicable restrictions in Holdings' debt documents), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the B Term Loan Maturity Date, or
(ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in
(i) above, in each case at any time prior to the first anniversary of the B Term Loan Maturity Date.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or other equity holders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or other equity holders in their capacity as stockholders, partners or other equity holders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding or partnership interests on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interests). Without limiting the foregoing, "Dividends" and "Distributions" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock or partnership interests appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "DLJ" shall mean DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership.

            "Documents" shall mean the Credit Documents, the Equity Financing Documents, the Senior Subordinated Discount Notes Documents and the Bridge Financing Documents, as applicable.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

            "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

            "Employment Agreements" shall have the meaning provided in Section 5.05.

            "End Date" shall have the meaning provided in the definition of Leverage Reduction Discount.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA guidance on asbestos abatement and removal) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

            "Equity Contribution" shall have the meaning provided in Section 8.20(b).

            "Equity Contribution Documents" shall mean all documents executed or delivered in connection with the issuance by the Borrower of any capital stock to Holdings as contemplated in Section 8.20(b), as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Equity Financing" shall mean either the Public Offering or the Private Placement Financing, as the context shall require.

            "Equity Financing Documents" shall mean all documents executed or delivered in connection with the issuance by Holdings or any Subsidiaries of Holdings of any common stock, preferred stock, partnership interests or membership interests in connection with the Equity Financing, the Preferred Stock Issuance and any other similar issuance, as applicable.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Escrow Account" shall have the meaning provided in the Escrow Agreement.

            "Escrow Agreement" shall have the meaning set forth in Section 5.19.

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Event of Default" shall have the meaning provided in Section 10.

            "Event of Termination" shall mean any of the events described in
Section 11.3 of the Sprint Management Agreement.

            "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period, and (b) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of cash Capital Expenditures (to the extent not financed with Indebtedness), made by the Borrower on a consolidated basis during such period, (b) the amount of permanent principal payments of Indebtedness for borrowed money of the Borrower (other than repayments of Loans); provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were applied to Scheduled Repayments required to be made during such period, were made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment) during such period, and (c) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period.

            "Excess Cash Flow Payment Period" shall mean each fiscal year of Holdings.

            "Existing Paribas Credit Agreement" shall mean that certain Credit Agreement, dated as of December 29, 1999, among Holdings, the Borrower, the financial institutions party thereto from time to time and the Administrative Agent, as amended, modified or supplemented from time to time.

            "Existing Shareholders' Agreement" shall mean that certain Shareholders' Agreement, dated as of February 16, 2000, by and among Holdings, DLJ and the several shareholders named therein, as amended, supplemented or modified from time to time.

            "FCC" shall mean the Federal Communications Commission.

            "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the A Term Loan Facility, the B Term Loan Facility or the Revolving Loan Facility.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds Brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Fixed Charge Coverage Ratio" for any period shall mean the ratio of
(x) Consolidated EBITDA less the amount of all Capital Expenditures made by the Borrower or any of its Subsidiaries for such period to (y) Fixed Charges for such period.

            "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate principal amount of all scheduled payments of Indebtedness (including the principal portion of rentals under Capitalized Lease Obligations but excluding repayment of Revolving Loans and Swingline Loans not accompanied by a permanent reduction to the Total Revolving Loan Commitment) required to be made during such period and (iii) cash income or other similar taxes paid by Holdings and its Subsidiaries during such period.

            "Founders Stock Agreement" shall mean that certain founders stock agreement, dated as of November 1, 1999, by and among Holdings, James Parsons, Donald A. Harris, Paul F. Judge, The Walter Group, Inc. and U.S. Bancorp, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Guaranty" shall have the meaning set forth in Section 5.20.

            "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

            "Holdings" shall have the meaning provided in the preamble to this Agreement.

            "Holdings' 2000 Equity Incentive Plan" shall mean that certain equity incentive plan of Holdings, effective as of February 1, 2000.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a Bank.

            "Indemnified Matters" shall have the meaning provided in Section 13.01.

            "Indemnitees" shall have the meaning provided in Section 13.01.

            "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

            "Intellectual Property" shall have the meaning provided in Section 7.21.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

            "Issuing Bank" shall mean Paribas and any Bank which at the request of the Borrower agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is Paribas.

            "Joint Venture" shall mean any Person, other than an individual or a Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Leases Subsidiary" shall have the meaning set forth in Section
5.24.

            "Leases Subsidiary Funding Agreement" shall mean an agreement between the Borrower and the Leases Subsidiary in form and substance satisfactory to the Administrative Agent whereby (i) such Leases Subsidiary agrees to provide to the Borrower the benefit of the use of the Tower Site Leases, (ii) the Borrower agrees to pay to such Leases Subsidiary an amount equal to all liabilities of such Leases Subsidiary as and when such liabilities become due and payable less any amounts contributed by the Borrower to the equity of such Leases Subsidiary to fund such liabilities, (iii) the Borrower agrees to cause all obligations of such Leases Subsidiary to be performed and all legal requirements of such Leases Subsidiary to be complied with and (iv) the Borrower and the Leases Subsidiary agree, for the benefit of the Administrative Agent and the Secured Creditors, to the assignment by the Borrower of its rights thereunder to the Administrative Agent for the benefit of the Secured Creditors.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Cash Collateral Account" shall have the meaning provided in Section 4.02(A)(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(d).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Leverage Reduction Discount" shall mean as follows:

            (i) on the Initial Borrowing Date and during any period in which clause (ii) below does not apply, the Leverage Reduction Discount shall be 0%;

            (ii) from and after the Start Date to and including the End Date and subject to (iii) below, the following percentage, to the extent but only to the extent that as of the last day of the most recent fiscal quarter ending immediately prior to such Start Date for which a certificate has been delivered to the Banks pursuant to the next succeeding sentence hereinafter the ratio of Consolidated Indebtedness as of the most recent fiscal quarter ending immediately prior to such Start Date to Consolidated EBITDA for such fiscal quarter shall be as set forth below:


                                               Consolidated Indebtedness to
              Basis Points                         Consolidated EBITDA
              ------------                         -------------------

                   25                     less than  10.00:1.00 but greater than
                                          or equal to 8.00:1.00

                   50                     less than  8.00:1:00  but greater than
                                          or equal to 7.00:1:00

                   75                     less than  7.00:1:00  but greater than
                                          or equal to 6.00:1:00

                  100                     less than 6.00:1.00

            (iii) notwithstanding (ii) above, if at any time (a) a Default or Event of Default shall exist, or (b) the Consolidated EBITDA for the most recent fiscal quarter shall be less than or equal to zero, the Leverage Reduction Discount shall be 0%.

The Leverage Reduction Discount shall be determined by the delivery of a certificate of the Borrower, certified by the Chief Financial Officer of the Borrower, together with the financial statements required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, which certificate shall set forth the Leverage Reduction Discount arising from the calculation of the ratio of Consolidated Indebtedness to Annualized Consolidated EBITDA of the Borrower for the fiscal quarter with respect to which such certificate is being delivered and the basis for such calculations. The Leverage Reduction Discount so determined shall apply, except as set forth above, to the period beginning on the date such financial statements are delivered and ending on the earlier of (the "End Date") (i) the next date of actual delivery of the financial statements required to be delivered pursuant to Section 8.01(b) or (c) or (ii) the date on which such financial statements are required to be delivered (the day of delivery of such financial statements on which such period commences being herein referred to as the "Start Date").

            "License" means the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Sprint Management Agreement.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "Management Agreements" shall have the meaning provided in Section 5.05.

            "Mandatory Borrowings" shall have the meaning provided in Section 1.01(e).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Contracts" shall have the meaning provided in Section
5.05.

            "Maturity Date" with respect to a Tranche shall mean either the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Swingline Amount" shall mean $500,000.

            "Minimum Borrowing Amount" shall mean (i) with respect to the A Term Loan Facility, $1,000,000, (ii) with respect to the B Term Loan Facility, $1,000,000 and (iii) with respect to the Revolving Loan Facility, $1,000,000.

            "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs (including, without limitation, attorneys' fees), the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes and any stamp tax which will be payable by the Holdings' consolidated group as a result of such sale.

            "Net Subscriber Acquisition Costs" shall mean for any period the product of (x) Subscriber Acquisition Costs for such period divided by (y) Net Subscribers for such period.

            "Net Subscribers" shall mean for any period the number of Subscribers added during such period minus the number of Subscribers disconnected during such period.

            "Nonvoting Common Stock" shall mean the nonvoting common stock of Holdings, with par value per share of $.001.

            "Nonvoting Preferred Stock" shall mean Holdings' 7% Senior Pay-in-Kind, Nonvoting Convertible Preferred Stock, with par value per share of $.001.

            "Note" shall mean each A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

            "Notes Financing" shall mean either the Senior Subordinated Discount Notes Financing or the Bridge Financing, as the context shall require.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 787 Seventh Avenue, New York, NY 10019, Attention: Salo Aizenberg, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Operating Assets" shall mean the assets the Borrower or its affiliates own and use in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products and Services. Operating Assets does not include items such as furniture, fixtures and buildings that the Borrower or its affiliates use in connection with other businesses. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

            "Other Managers" means any person or entity with which Sprint PCS has entered into an agreement similar to the Sprint Management Agreement under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services.

            "Paribas" shall mean Paribas, a French banking organization acting through its New York Branch.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 787 Seventh Avenue, New York, NY 10019, Attention: Salo Aizenberg, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Business" shall mean a line of business in which the Borrower and its Subsidiaries is engaged on the Initial Borrowing Date and reasonably related extensions thereof.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.07.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

            "Pledged Equity" shall mean the capital stock of the Borrower that is pledged pursuant to the Pledge Agreement.

            "Pledged Securities" shall have the meaning assigned that term in the Pledge Agreements.

            "Pops" shall mean, as of any date, the population of the Service Area (based on the most recent data released by the Census Bureau or any other source reasonably satisfactory to the Administrative Agent).

            "Preferred Stock" shall mean, each of, or both, as the context shall require, the Series A Preferred Stock of Holdings, with par value per share of $.001 and the Series B Preferred Stock of Holdings, with par value per share of $.001.

            "Preferred Stock Issuance" shall mean the issuance of Holdings' Series B Preferred Stock, in accordance with the terms and conditions of the Preferred Stock Purchase Agreement, in an aggregate amount of $25,000,000.

            "Preferred Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated as of February 22, 2000 between Holdings and DLJ.

            "Prime Lending Rate" shall mean the rate which The Chase Manhattan Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Paribas or The Chase Manhattan Bank, who may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Private Placement Documents" shall mean all documents executed or delivered in connection with the Private Placement Financing (including, without limitation, the Preferred Stock Purchase Agreement), as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Private Placement Equity" shall mean the aggregate total of Holdings Series B Preferred Stock issued pursuant to the Private Placement Financing.

            "Private Placement Financing" shall have the meaning provided in
Section 8.20(a).

            "Projections" shall have the meaning provided in Section 5.14(b).

            "Public Offering" shall have the meaning provided in Section 8.20.

            "Public Offering Equity" shall mean the aggregate total of Holdings Common Shares issued pursuant to the Public Offering.

            "Purchase Agreement" shall mean the Purchase Agreement, dated as of December 28, 1999, among Holdings, the Borrower and BET Associates, L.P.

            "Quarterly Payment Date" shall mean the last Business Day of each December, March, June and September of each fiscal year.

            "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the London interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Borrower, Holdings or any Subsidiary of Holdings of any cash insurance proceeds payable by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower, Holdings or any Subsidiary of Holdings (including, without limitation, business interruption insurance).

            "Refinanced Indebtedness" shall have the meaning set forth in
Section 5.27(a).

            "Register" shall have its meaning provided in Section 8.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Related Fund" shall mean, with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

            "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.12.

            "Replacement Bank" shall have the meaning provided in Section 1.12.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required A Term Facility Banks" shall mean Banks the sum of whose outstanding A Term Loans represent an amount greater than 51% of all outstanding A Term Loans made by all Banks.

            "Required A Term Loan Drawdown Amount" shall mean (i) on the sixth-month anniversary of the Initial Borrowing Date, $30,000,000, (ii) on the one-year anniversary of the Initial Borrowing Date, $60,000,000 and (iii) on the eighteenth-month anniversary of the Initial Borrowing Date, $90,000,000.

            "Required B Term Facility Banks" shall mean Banks the sum of whose outstanding B Term Loans represent an amount greater than 51% of all outstanding B Term Loans made by all Banks.

            "Required Banks" shall mean Banks the sum of whose outstanding A Term Loans (and, if applicable, any A Term Loan Commitments of such Banks), B Term Loans and Revolving Loan Commitments (or after the termination thereof, the sum of outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings), represent an amount equal to or greater than 51% of the sum of all outstanding A Term Loans (and, if applicable, any A Term Loan Commitments of such Banks), B Term Loans and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans, outstanding Swingline Loans and Letter of Credit Outstandings).

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced or terminated from time to time pursuant to Section 3.02, 3.03, 4.02 and/or 10 or
(y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.12 or 13.04.

            "Revolving Loan Facility" shall mean the revolving loan facility evidenced by the Total Revolving Loan Commitment.

            "Revolving Loan Maturity Date" shall mean the seven year and six-month anniversary of the Initial Borrowing Date.

            "Revolving Loans" shall have the meaning provided in Section
1.01(c).

            "Revolving Notes" shall have the meaning provided in Section 1.05(a)(iii).

            "Scheduled A Term Loan Repayment" shall have the meaning provided in
Section 4.02(A)(b).

            "Scheduled B Term Loan Repayment" shall have the meaning provided in
Section 4.02(A)(c).

            "Scheduled Repayments" shall mean each Scheduled A Term Loan Repayment and each Scheduled B Term Loan Repayment.

            "SEC" shall have the meaning provided in Section 8.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Section 8.20 Events" shall mean each of the events, conditions and circumstances described in clauses (a) through (i) of Section 8.20 hereof.

            "Secured Creditors" shall mean (x) the Banks, the Administrative Agent, the Collateral Agent and (y) any Bank which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5.08.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Cash Collateral Agreement, the Escrow Agreement, the Concentration Account Consent Letter, the Guaranty, each Additional Security Document and the Consent and Agreement.

            "Senior Subordinated Bridge Notes" shall mean the senior subordinated bridge notes issued pursuant to the Bridge Financing.

            "Senior Subordinated Discount Notes" shall mean the Borrower's senior subordinated notes, due 2010, issued pursuant to the Senior Subordinated Discount Notes Documents.

            "Senior Subordinated Discount Notes Documents" shall mean all documents executed or delivered in connection with the issuance by the Borrower of the Senior Subordinated Discount Notes, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Senior Subordinated Discount Notes Financing" shall have the meaning set forth in Section 5.25(a).

            "Series A Certificate of Designations" shall mean that certain Certificate of the Designations of the Series A Preferred Stock, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Series A Preferred Stock" shall mean Holdings' Convertible Series A Preferred Stock, with a par value per share of $0.001.

            "Series A Preferred Stock Issuance" shall mean the issuance of Holdings' Series A Preferred Stock, in accordance with the terms and conditions of the Series A Preferred Stock Purchase Agreement, in an aggregate amount of $17,000,000.

            "Series A Preferred Stock Purchase Agreement" shall mean that certain preferred stock purchase agreement, dated as of November 23, 1999, among Holdings and the stockholders named therein, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Series B Nonvoting Certificate of Designations" shall mean that certain Certificate of Designations, Preferences and Relative Participating, Optional and other rights of Holdings Nonvoting Preferred Stock, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Series B Preferred Stock" shall mean Holdings' Non-Voting Preferred Stock and Voting Preferred Stock.

            "Series B Voting Certificate of Designations" shall mean that certain Certificate of Designations, Preferences and Relative Participating, Optional and other rights of Holdings Voting Preferred Stock as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

            "Service Area" means the geographic area described on the Service Area Exhibit to the Sprint Management Agreement (including, without limitation, areas located in portions of California, Nevada, Washington, Montana, Wyoming, Idaho, Utah, Indiana, Ohio, Kentucky and Tennessee), except that the term does not include any of certain new areas that the Borrower chooses not to build out pursuant to Section 2.5 of the Sprint Management Agreement.

            "Service Area Network" means the network and business activities managed by the Borrower under the Sprint Management Agreement in the Service Area under the License.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

            "Spectrasite" shall mean Spectrasite Communications, Inc., a Delaware corporation.

            "Sprint Agreements" shall mean the Sprint Management Agreement, Sprint Services Agreement, the Sprint License Agreements and all other contracts, agreements or understandings entered into between the Borrower or any of its Subsidiaries on the one hand and Sprint Corporation or any of its Affiliates, on the other hand.

            "Sprint Communications Company, L.P." shall mean Sprint Communications Company, L.P., a Delaware limited partnership.

            "Sprint License Agreements" shall mean collectively the (i) Sprint Trademark and Service Mark License Agreement, dated September __, 1998, among Sprint Communications

Company, L.P. and the Borrower, and (ii) Sprint Spectrum Trademark and Service Mark Agreement, dated September __, 1998, among Sprint Spectrum, L.P. and the Borrower.

            "Sprint Management Agreement" shall mean the Sprint PCS Management Agreement, made September __, 1998, among Sprint Spectrum L.P., WirelessCo, L.P. and Ubiquitel L.L.C., a Washington corporation, as amended, modified or supplemented from time to time in accordance with the provisions hereof and as assigned to the Borrower.

            "Sprint PCS" shall mean any or all of the following affiliates who are License holders and signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, Cox PCS License, L.L.C., a Delaware limited liability company and American PCS Communications, LLC, a Delaware limited liability company. Each entity listed above is an affiliate to each of the other listed entities.

            "Sprint PCS Network" shall mean the national wireless network and business activities to be developed by Sprint PCS, the Borrower and Other Managers in the United States and certain of its territories and possessions, which network includes the Service Area Network.

            "Sprint PCS Products and Services" means all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, the Borrower and other Sprint-related parties as the products and services of the Sprint PCS Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products services, including local exchange service, wireline long distance service, and wireline-based Internet access.

            "Sprint Services Agreement" shall mean that certain Sprint PCS Services Agreement executed by the Borrower and Sprint Spectrum L.P. and any documents incorporated by reference in said agreement.

            "Sprint Spectrum L.P." shall mean Sprint Spectrum L.P., a Delaware limited partnership.

            "SprintCom, Inc." shall mean SprintCom, Inc., a Kansas corporation.

            "Start Date" shall have the meaning provided in the definition of Leveraged Reduction Discount.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subscriber Acquisition Costs" shall mean for any period all sales and marketing expenses, including without limitation, all direct and indirect sales person compensation and benefits, commissions, customer activation expenses, advertising and promotion expenses and net equipment expenses (i.e., calculated as the sum of the cost and related handling fees of handsets sold and less revenue received from handsets sold in connection with acquiring new Subscribers), but exclusive of fees paid to Sprint Spectrum L.P. and its Affiliates.

            "Subscribers" shall mean the total number of subscribers to the services of the Borrower and its Subsidiaries; provided, however, for purposes of Section 9.15, Subscribers shall not include any subscriber as of such date which has any amounts owing to the Borrower or any of its Subsidiaries which are past due for more than 60 days or past due for more than such shorter period of time as the Borrower may have established for accounting or credit policy purposes for treating a subscriber as not being in good standing.

            "Subscribers Report" shall mean a report prepared by the Borrower detailing, among other things, the current level of Subscribers, the amount of Subscribers disconnected during the period covered thereby and the amount of Subscribers added during such period of time.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Swingline Bank" shall mean Paribas, in its capacity as the maker of Swingline Loans.

            "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loans" shall have the meaning provided in Section
1.01(d).

            "Swingline Note" shall have the meaning provided in Section 1.05(a)(iv).

            "Syndication Termination Date" shall mean the earlier of (x) 120 days after the Initial Borrowing Date or (y) the date on which the Administrative Agent, in its sole discretion, determines (and notifies the Borrower) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

            "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall mean each A Term Loan and each B Term Loan.

            "Term Loan Commitment" shall mean, with respect to each Bank, the sum of the A Term Loan Commitment and the B Term Loan Commitment of such Bank at such time.

            "Term Loan Facilities" shall mean the A Term Loan Facility and the B Term Loan Facility.

            "Term Note" shall mean each A Term Note and each B Term Note.

            "Total A Term Loan Commitments" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

            "Total B Term Loan Commitments" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

            "Total Aggregate Unutilized Commitments" shall mean, at any time, the sum of the Aggregate Unutilized Commitments of each of the Banks.

            "Total Capital" shall mean the sum of (i) Consolidated Indebtedness and (ii) the Public Offering Equity or Private Placement Equity, as applicable.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of (A) the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus (B) the then aggregate amount of Letter of Credit Outstandings.

            "Tower Site Leases" shall mean each of, or all of, as the context shall require, the Borrower's leases delivered and entered into in connection with the leasing of each Tower Site.

            "Tower Sites" shall mean each and every site upon which the Borrower's network equipment is located, affixed or otherwise annexed to a tower or rooftop or other similar location, as in effect from time to time.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans.

            "Tranche A Reference Amount" shall have the meaning provided in
Section 4.02(A)(b).

            "Transaction" shall mean collectively, (i) the incurrence of Loans hereunder on the Initial Borrowing Date, (ii) the refinancing of the Refinanced Indebtedness, (iii) the consummation of the Equity Financing, (iv) the consummation of the Notes Financing, (v) the consummation of the Acquisition and
(vi) the payment of the Transaction Fees and Expenses in connection therewith.

            "Transaction Fees and Expenses" shall mean (a) all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby; provided, however, that the aggregate amount of such fees and expenses shall not exceed $28,000,000 (including, without limitation, all bonus or percentage based underwriter fees and expenses associated with the Equity Financing and the Notes Financing) and
(b) the payment of cash Dividends, on or after the date of consummation of the Public Offering, with respect to accrued dividends on the Series A Preferred Stock and the Series B Preferred Stock, due and payable on such date, in an amount of approximately $850,000.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" for any Bank, at any time, shall mean the Revolving Loan Commitment of such Bank at such time less the sum of (i) the aggregate principal amount of Revolving Loans made by such Bank and then outstanding and (ii) such Bank's Percentage of the Letter of Credit Outstandings.

            "Voting Preferred Stock" shall mean Holdings' 7% Senior Pay-in-Kind Convertible Preferred Stock, with par value per share of $.001.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Wireless Co., L.P." shall mean Wireless Co., L.P., a Delaware limited partnership.

            Section 12. The Administrative Agent.

            12.01 Appointment. The Banks hereby designate Paribas as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Paribas in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

            12.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

            12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, the participation in the Letters of Credit or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or its Subsidiaries or the existence or possible existence of any Default or Event of Default. In no event shall the Administrative Agent be required to take any action in contravention of applicable law or if such action would cause it, in its sole determination, to incur any risk or liability for which it is not adequately indemnified for to its satisfaction.

            12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or all Banks, as required; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or all Banks, as the case may be.

            12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, legal opinion, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

            12.06 Indemnification. (a) To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            12.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent and acceptance of such appointment by such successor pursuant to clauses
(b) and (c) below or as otherwise provided below. The Administrative Agent agrees to cooperate, using best efforts, with the Banks and any successor agent, in taking all actions required in connection with the Banks' Liens upon and security interests in the Collateral.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

            (c) If a successor Administrative Agent shall not have been so appointed and accepted such appointment within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who, upon acceptance, shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 45th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

            12.10 Special Provisions Regarding the Lead Arranger. The Lead Arranger shall not have any obligations, responsibilities or duties under this Agreement or any other Credit Document in its capacity as such.

            Section 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arranger (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, all reasonable expenses attributable to the Administrative Agent's due diligence undertakings) and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and the Lead Arranger in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP), of the Administrative Agent and the Lead Arranger in connection with any other services necessary in order to implement and service the transactions contemplated under this Agreement, and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, the Lead Arranger and each Bank, and each of their respective officers, directors, employees, representatives, attorneys and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Lead Arranger, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Lead Arranger, the Collateral Agent, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; or, (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries or; (c) any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower, Holdings or any of their respective Subsidiaries or; (d) the exercise of the rights of the Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to each Borrower and the Administrative Agent. All such notices and communications shall be effective when received.

            13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interests hereunder or under any other Credit Document without the prior written consent of the

Banks; and provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the financial definitions (but not to the levels) in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause, notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or mandatory repayment shall not constitute a change in the terms of any Commitment, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Loans or Commitments and related outstanding Obligations hereunder to its parent company, principal office and/or any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or to a Related Fund or (y) assign all or a portion equal to at least $5,000,000, of such Loans or Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees each of which transferees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit J (appropriately completed); provided that:
(i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks; (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments; (iii) the consent of the Administrative Agent, which consent shall not be unreasonably withheld, shall be required in connection with any assignment (provided, however, that no such consent by the Administrative Agent shall be required in the case of any assignment to the Federal Reserve Bank, another Bank, any Bank's Parent or Affiliate or Related Fund); and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000; provided, however, that prior to the Syndication Termination Date, any assigning Bank that was a party to this Agreement on the Initial Borrowing Date shall not be required to pay such assignment fee. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. No transfer or assignment under this
Section 13.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 8.16. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower, as the case may be, and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) required by Section 4.04(b).

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, the B Commitment Commission, AR Commitment Commission or Fees, of a sum which with respect to the related sum or sums received by other

Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.04 and 9.08 through 9.15, inclusive, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements delivered to the Banks on or prior to the Initial Borrowing Date and set forth on Schedule III hereto unless the Required Banks within 60 days of delivery thereof disagree with such principles or policies, in which case the principles and policies shall be those determined by the Required Banks.

            (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND HOLDINGS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER AND HOLDINGS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE BORROWER AND HOLDINGS AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURES BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) EACH OF THE BORROWER AND HOLDINGS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (a) Holdings, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 13.03 at such office that the same has been signed and mailed to it and (b) all fees and expenses owing to the Administrative Agent pursuant to any agreements between the Borrower and the Administrative Agent have been paid in full (including, without limitation, all upfront fees).

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations of the respective types being directly affected thereby): (i) extend or reduce the scheduled maturity of any Loan or Note or extend any required amortization under Section 4.02(A)(b) or (c) or extend or reduce any revolving loan commitment reduction date under Section 3.03(d) or extend or reduce any required repayment date under Section 4.02(A)(a) or extend or reduce the stated maturity of any Letter of Credit or Unpaid Drawing beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions (but not to the levels) in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause, notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory repayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank); (ii) release any substantial portion of the Collateral (except as expressly provided in the relevant Credit Documents); (iii) amend, modify or waive any provision of this Section 13.12, 1.07 or any other provision providing for pro rata application of payments, prepayments or reductions in Commitments; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date); or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (i) without the consent of the Swingline Bank, to amend, modify or waive any provision relating to Swingline Loans or the rights or obligations of the Swingline Bank; or (ii) without the consent of the Required A Term Facility Banks amend, modify or waive (I) Sections 4.01(a)(v), 4.01(a)(vi), 4.02(B)(a)(i) or the definitions of A TL Percentage or B TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans and B Term Loans in a manner adverse to the A Term Loans or (II) the definition of Required A Term Facility Banks; or (iii) without the consent of each Bank with outstanding A Term Loans, amend, modify, waive or defer any Scheduled A Term Loan Repayment; or (iv) without the consent of the Required B Term Facility Banks amend, modify or waive (I) Sections 4.01(a)(v), 4.01(a)(vi), 4.02(B)(a)(i) or the definitions of A TL Percentage or B TL Percentage to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between A Term Loans and B Term Loans in a manner adverse to the B Term Loans or (II) the definition of Required B Term Facility Banks; or (v) without the consent of each Bank with outstanding B Term Loans, amend, modify, waive or defer any Scheduled B Term Loan Repayment or (vi) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit; or (vii) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Administrative Agent; or (viii) without the consent of the Collateral

Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(a)(i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to clauses (i)-(viii) of the second proviso to Section 13.12(a).

            (c) The obligations or rights of the Swingline Bank with respect to Swingline Loans, including, without limitation, the terms of any such Swingline Loans and the obligations of the other Banks to fund Mandatory Borrowings shall not be amended or modified without the consent of the Swingline Bank.

            (d) Notwithstanding anything to the contrary contained above in this
Section 13.12, the Collateral Agent may (i) enter into amendments to the Security Documents for the purpose of adding additional Subsidiaries of the Borrower (or other Credit Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of Section 8.17 and Section 9.20, in each case without the consent of the Required Banks.

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

            13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

            13.15 Post-Closing Obligations. (a) The Borrower hereby acknowledges that in connection with certain assignments hereof, the Administrative Agent or any of the Banks may be required to obtain a rating of the Obligations and Commitments hereunder of the Borrower and the Borrower hereby consents to such Administrative Agent or Bank providing to the respective rating agency such information regarding the Obligations and creditworthiness of the Borrower as is customary practice of such rating agency.

            (b) Notwithstanding anything to contrary contained in this Agreement, it is agreed that all Schedules and Exhibits to this Agreement will be completed, be satisfactory to the Administrative Agent and the Required Banks and become part of this Agreement on or prior to the Initial Borrowing Date.

            13.16 Sprint Spectrum L.P.'s Purchase Rights. The Banks acknowledge and agree that Sprint Spectrum L.P. has the right in accordance with the Consent and Agreement to purchase all Obligations, the Operating Assets or the Pledged Equity under the terms and conditions set forth in the Consent and Agreement. The Banks hereby consent to, and authorize the Administrative Agent to take, all actions required to be taken in accordance with the Consent and Agreement.

            13.17 Existing Paribas Credit Agreement. On the Effective Date, the Existing Paribas Credit Agreement shall automatically terminate (except with respect to provisions which survive the termination of such agreement by the express terms thereof) and all security interests and pledged collateral with respect thereto shall automatically be canceled, terminated and released, as applicable.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
--------
1 Bala Plaza, Suite 402                        UBIQUITEL INC.
Bala Cynwyd, PA  19004
Attention:  Donald A. Harris

Telephone:  610-660-9512                       By:______________________________
Facsimile:  610-660-9558                          Name:
                                                  Title:


1 Bala Plaza, Suite 402                        UBIQUITEL OPERATING COMPANY
Bala Cynwyd, PA  19004
Attention:  Donald A. Harris

Telephone:  610-660-9512                       By:______________________________
Facsimile:  610-660-9558                          Name:
                                                  Title:

787 Seventh Avenue                             PARIBAS,
New York, NY 10019                                Individually and as
Attention:  Salo Aizenberg                        Administrative Agent

Telephone:  212-841-2119
Facsimile:  212-841-2369                       By:______________________________
                                                  Name:
                                                  Title:


                                               By:______________________________
                                                  Name:
                                                  Title:

3 Stamford Plaza                               MEESPIERSON CAPITAL CORP.
301 Tresser Boulevard, 9th Floor
Stamford, CT  06901
Attention:  Scott Webster                      By:______________________________
                                                  Name:
                                                  Title:

Telephone:  203-705-5752                       By:______________________________
                                                  Name:
                                                  Title:

Facsimile:  203-705-5890


Communications Banking Division                PNC BANK, NATIONAL ASSOCIATION
21st Floor, Mail Stop F2-F070-21-1
1600 Market Street
Philadelphia, PA  19103
Attention:  Steven J. McGehrin
                                               By:______________________________
Telephone: 215-585-6269                           Name:
Facsimile:  215-585-6680                          Title:


                                               By:______________________________
                                                  Name:
                                                  Title:


1211 Avenue of the Americas                    WESTDEUTSCHE LANDESBANK
New York, New York 10036                          GIROZENTRALE, NEW YORK BRANCH
Attention:  Michael Wynne


Telephone:  212-852-6393                       By:______________________________
Facsimile:  212-852-7647                          Name:
                                                  Title:


                                               By:______________________________
                                                  Name:
                                                  Title:

                                                                      SCHEDULE I

                                   COMMITMENTS

-------------------------------------------------------------------------------------------------------------------
                                 A Term Loan            B Term Loan          Revolving Loan
           Bank                  Commitment             Commitment             Commitment                Total
-------------------------------------------------------------------------------------------------------------------
Paribas                        $17,142,857.13           $75,000,000           $ 7,857,142.86          $100,000,000

-------------------------------------------------------------------------------------------------------------------
MeesPierson                    $34,285,714.29                  --             $15,714,285.71          $ 50,000,000
Capital Corp.

-------------------------------------------------------------------------------------------------------------------
PNC Bank, National             $34,285,714.29                  --             $15,714,285.71          $ 50,000,000
Association

-------------------------------------------------------------------------------------------------------------------
Westdeutsche                   $34,285,714.29                  --             $15,714,285.71          $ 50,000,000
Landesbank
Girozentrale, New
York Branch
-------------------------------------------------------------------------------------------------------------------
Total                         $120,000,000              $75,000,000           $55,000,000             $250,000,000

-------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II

                                    INSURANCE

                                                                    SCHEDULE III

                              FINANCIAL STATEMENTS

                                                                     SCHEDULE IV

                                   PROJECTIONS

                                                                      SCHEDULE V

                                  REAL PROPERTY

                                                                     SCHEDULE VI

                                      ERISA

                                                                    SCHEDULE VII

                                 CAPITALIZATION

                                                                   SCHEDULE VIII

                               MATERIAL CONTRACTS

                                                                     SCHEDULE IX

                                 EXISTING LIENS

                                                                      SCHEDULE X

                             AFFILIATE TRANSACTIONS